                                                                   EXHIBIT 10.44

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                          LOAN AND SECURITY AGREEMENT


                                 BY AND BETWEEN


                          BANYAN SYSTEMS INCORPORATED


                                      AND


                          FOOTHILL CAPITAL CORPORATION


                         DATED AS OF SEPTEMBER 4, 1997



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

                               TABLE OF CONTENTS
                               -----------------


                                                                  Page(s)
                                                                  -------

1.   DEFINITIONS AND CONSTRUCTION...............................      1
     1.1  Definitions...........................................      1
     1.2  Accounting Terms......................................     22
     1.3  Code..................................................     22
     1.4  Construction..........................................     23
     1.5  Schedules and Exhibits................................     23

2.   LOAN AND TERMS OF PAYMENT..................................     23
     2.1  Revolving Advances....................................     23
     2.2  Overadvances..........................................     25
     2.3  Interest:  Rates, Payments, and Calculations..........     25
     2.4  Collection of Accounts................................     26
     2.5  Crediting Payments; Application of Collections........     27
     2.6  Designated Account....................................     27
     2.7  Maintenance of Loan Account; Statements of
           Obligations..........................................     27
     2.8  Fees..................................................     28

3.   CONDITIONS; TERM OF AGREEMENT..............................     29
     3.1  Conditions Precedent to the Initial Advance...........     29
     3.2  Conditions Precedent to the Initial M&E-Based Advance.     32
     3.3  Conditions Precedent to all Advances..................     32
     3.4  Term; Automatic Renewal...............................     33
     3.5  Effect of Termination.................................     33
     3.6  Early Termination by Borrower.........................     33
     3.7  Termination Upon Event of Default.....................     33

4.   CREATION OF SECURITY INTEREST..............................     34
     4.1  Grant of Security Interest............................     34
     4.2  Negotiable Collateral.................................     34
     4.3  Collection of Accounts, General Intangibles, and
           Negotiable Collateral................................     34
     4.4  Delivery of Additional Documentation Required.........     34
     4.5  Power of Attorney.....................................     35
     4.6  Right to Inspect......................................     35
     4.7  Control Agreements....................................     36

5.   REPRESENTATIONS AND WARRANTIES.............................     36
     5.1  No Encumbrances.......................................     36
     5.2  Eligible Accounts.....................................     36
     5.3  Eligible Equipment....................................     37
     5.4  Equipment.............................................     37
     5.5  Location of Inventory and Equipment...................     37
     5.6  Inventory Records.....................................     37
     5.7  Location of Chief Executive Office; FEIN..............     37

      5.8   Due Organization and Qualification; Subsidiaries.......  37
      5.9   Due Authorization; No Conflict.........................  38
      5.10  Litigation.............................................  39
      5.11  No Material Adverse Change.............................  39
      5.12  Solvency...............................................  39
      5.13  Employee Benefits......................................  39
      5.14  Environmental Condition................................  40
      5.15  Intellectual Property..................................  40

6.   AFFIRMATIVE COVENANTS.........................................  40
     6.1   Accounting System.......................................  40
     6.2   Collateral Reporting....................................  41
     6.3   Financial Statements, Reports, Certificates.............  41
     6.4   Tax Returns.............................................  43
     6.5   Guarantor Reports.......................................  43
     6.6   Returns.................................................  43
     6.7   Title to Equipment......................................  43
     6.8   Maintenance of Equipment................................  43
     6.9   Taxes...................................................  44
     6.10  Insurance...............................................  44
     6.11  No Setoffs or Counterclaims.............................  45
     6.12  Location of Inventory and Equipment.....................  46
     6.13  Compliance with Laws....................................  46
     6.14  Employee Benefits.......................................  46
     6.15  Leases and Licenses.....................................  47
     6.16  Copyright Registration..................................  47

7.   NEGATIVE COVENANTS............................................  47
     7.1   Indebtedness............................................  48
     7.2   Liens...................................................  48
     7.3   Restrictions on Fundamental Changes.....................  49
     7.4   Disposal of Assets......................................  49
     7.5   Change Name.............................................  49
     7.6   Guarantee...............................................  49
     7.7   Nature of Business......................................  49
     7.8   Prepayments and Amendments..............................  49
     7.9   Change of Control.......................................  50
     7.10  Consignments............................................  50
     7.11  Distributions...........................................  50
     7.12  Accounting Methods......................................  50
     7.13  Investments.............................................  50
     7.14  Transactions with Affiliates............................  51
     7.15  Suspension..............................................  51
     7.16  Preferred Stock.........................................  51
     7.17  Use of Proceeds.........................................  51

     7.18  Change in Location of Chief Executive Office;
             Inventory and Equipment with Bailees..................  51
     7.19  No Prohibited Transactions Under ERISA                    51
     7.20  Financial Covenants.....................................  52
     7.21  Capital Expenditures....................................  52
     7.22  Securities Accounts.....................................  52

8.   EVENTS OF DEFAULT.............................................  53

9.   FOOTHILL'S RIGHTS AND REMEDIES................................  55
     9.1  Rights and Remedies......................................  55
     9.2  Remedies Cumulative......................................  57

10.  TAXES AND EXPENSES............................................  58

11.  WAIVERS; INDEMNIFICATION......................................  58
     11.1  Demand; Protest; etc....................................  58
     11.2  Foothill's Liability for Collateral.....................  58
     11.3  Indemnification.........................................  59

12.  NOTICES.......................................................  59

13.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER....................  60

14.  DESTRUCTION OF BORROWER'S DOCUMENTS...........................  61

15.  GENERAL PROVISIONS............................................  61
     15.1  Effectiveness...........................................  61
     15.2  Successors and Assigns..................................  61
     15.3  Section Headings........................................  62
     15.4  Interpretation..........................................  62
     15.5  Severability of Provisions..............................  62
     15.6  Amendments in Writing...................................  62
     15.7  Counterparts; Telefacsimile Execution...................  62
     15.8  Revival and Reinstatement of Obligations................  62
     15.9  Integration.............................................  63

          SCHEDULES AND EXHIBITS
          ----------------------

Schedule E-1             Eligible Equipment
Schedule P-1             Permitted Liens
Schedule P-2             Permitted Subsidiary Investments
Schedule 5.8             Subsidiaries/Capitalization
Schedule 5.10            Litigation
Schedule 5.13            ERISA Benefit Plans
Schedule 6.12            Location of Inventory and Equipment
Schedule 7.1             Permitted Other Indebtedness

Exhibit C-1              Form of Compliance Certificate

                          LOAN AND SECURITY AGREEMENT
                          ---------------------------


     THIS LOAN AND SECURITY AGREEMENT (THIS "AGREEMENT"), is entered into as of September 4, 1997, between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333 and BANYAN SYSTEMS INCORPORATED, a Massachusetts corporation ("Borrower"), with its chief executive office located at 120 Flanders Road, Westboro, Massachusetts 01581.

     The parties agree as follows:

      1.  DEFINITIONS AND CONSTRUCTION.

           1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

          "Account Debtor" means any Person who is or who may become obligated
           --------------
under, with respect to, or on account of, an Account.

          "Accounts" means all currently existing and hereafter arising
           --------
accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale, license, or lease of goods or General Intangibles or the rendition of services by Borrower, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

          "Adjusted Average Unused Portion of Maximum Amount" means, as of any
           -------------------------------------------------
date of determination: (a) the Maximum Amount; less (b) the sum of (i)
                                               ----
$2,000,000, plus (ii) the average Daily Balance of Advances that were
            ----
outstanding during the immediately preceding month; provided that in no event
                                                    --------
shall the Average Unused Portion of Maximum Amount be less than zero.

          "Advances" has the meaning set forth in Section 2.1(a).
           --------                               --------------

          "Affiliate" means, as applied to any Person, any other Person who
           ---------
directly or indirectly controls, is controlled by, is under common control with or is a director or officer of such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote 5% or more of the securities having ordinary voting power for the election of directors or the direct or indirect power to direct the management and policies of a Person.

          "Aggregate Depreciated Equipment Value" means, as of any date of
           -------------------------------------
determination thereof, the aggregate amount of the Depreciated Equipment Values of each of the items of Eligible Equipment.

          "Agreement" has the meaning set forth in the preamble hereto.
          ---------

          "Applicable Number of Shares" means, (a) with respect to any domestic
           ---------------------------
Subsidiary of Borrower, 100% of the issued and outstanding shares of Stock thereof in which Borrower has an interest, to the fullest extent of Borrower's interest, and (b) with respect to any foreign Subsidiary of Borrower, the number of issued and outstanding shares of Stock thereof equal to the lesser of (i) 65% of the total number of issued and outstanding shares of Stock of such subsidiary held by any Persons (including but not limited to Borrower), and (ii) the number of such shares in which Borrower has an interest, to the fullest extent of Borrower's interest.

          "Australia Sub" means Banyan Systems Australia Pty Limited, a
          -------------
company organized under the laws of Australia.

          "Authorized Person" means any officer or other employee of Borrower.
          -----------------

          "Availability" means, as of the date of determination, the result of
           ------------
(a) the lesser of the Borrowing Base or the Maximum Amount, minus (b) the outstanding Obligations; provided that, is such result is a negative number,
                         --------
Availability shall be zero dollars.

          "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C.
           ---------------
(S) 101 et seq.), as amended, and any successor statute.
        ------

          "Benefit Plan" means a "defined benefit plan" (as defined in Section
           ------------
3(35) of ERISA) for which Borrower, any Subsidiary of Borrower, or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

          "Borrower" has the meaning set forth in the preamble to this
          --------
Agreement.

          "Borrower's Books" means all of Borrower's books and records
           ----------------
including: ledgers; records indicating, summarizing, or evidencing Borrower's properties or assets (including the Collateral) or liabilities; all information relating to Borrower's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

          "Borrowing Base" has the meaning set forth in Section 2.1(a).   For
           --------------                               --------------
purposes of determining the Borrowing Base, any amount that is denominated in a non-Dollar currency shall be valued in Dollars based on the applicable Exchange Rate for such non-Dollar currency on the date of determination.

          "Business Day" means any day that is not a Saturday, Sunday, or other
           ------------
day on which national banks are authorized or required to close.

          "Canadian Maritime Provinces" means Quebec, New Brunswick, Prince
          ---------------------------
Edward Island, Newfoundland, and Nova Scotia.

          "Change of Control" shall be deemed to have occurred at such time as a
           -----------------
"person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 35% of the total voting power of all classes of Stock then outstanding of Borrower entitled to vote in the election of directors.

          "Closing Date" means the date of the making of the initial Advance
           ------------
(exclusive, however, of fees and other Foothill Expenses charged to Borrower's Loan Account hereunder on or after the Effective Date).

          "Code" means the California Uniform Commercial Code.
          ----

          "Collateral" means each of the following:
          ----------

          (a)  the Accounts,

          (b)  Borrower's Books,

          (c)  the Equipment,

          (d)  the General Intangibles,

          (e)  the Inventory,

          (f)  the Negotiable Collateral,

          (h) any money, or other assets of Borrower that now or hereafter come into the possession, custody, or control of Foothill, and

          (i) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Borrower's Books, Equipment, General

Intangibles, Inventory, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

          "Collateral Access Agreement" means a landlord waiver, mortgagee
           ---------------------------
waiver, bailee letter, or acknowledgement agreement of any warehouseman, processor, lessor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance satisfactory to Foothill.

          "Collections" means all cash, checks, notes, instruments, and other
           -----------
items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

          "Compliance Certificate"  means a certificate substantially in the
           ----------------------
form of Exhibit C-1 and delivered by the chief accounting officer of Borrower to
        -----------
Foothill.

          "Consolidated Current Assets" means, as of any date of determination,
           ---------------------------
the aggregate amount of all current assets of Borrower that would, in accordance with GAAP, be classified on a balance sheet as current assets.

          "Consolidated Current Liabilities" means, as of any date of
           --------------------------------
determination, the aggregate amount of all current liabilities of Borrower that would, in accordance with GAAP, be classified on a balance sheet as current liabilities. For purposes of this definition, all Obligations outstanding under this Agreement shall be deemed to be current liabilities without regard to whether they would be deemed to be so under GAAP.

          "Control Agreement" means, with respect to any and each Securities
           -----------------
Account of Borrower, a control agreement, in form and substance satisfactory to Foothill, between Borrower, Foothill, and the securities intermediary with which such Securities Account is maintained, that provides (among other things) that, from and after the giving of notice by Foothill to such securities intermediary (a "Notice of Exclusive Control"), such securities intermediary shall take instructions solely from Foothill with respect to the applicable Securities Account and related Investment Property.

          "copyright" shall have the meaning ascribed to such term in the United
           ---------
States Copyright Act of 1976, and includes unregistered copyrights.

          "Copyright Security Agreement" means a Copyright Security Agreement,
           ----------------------------
in form and substance satisfactory to Foothill, between Borrower and Foothill.

          "Daily Balance" means the amount of an Obligation owed at the end
          -------------
of a given day.

          "deems itself insecure" means, with respect to Foothill, that Foothill
           ---------------------
deems itself insecure in accordance with the provisions of Section 1208 of the Code with respect to Foothill's good faith belief or suspicion that Borrower has engaged in defalcation, intentional misrepresentation, or other fraud.

          "Default" means an event, condition, or default that, with the giving
           -------
of notice, the passage of time, or both, would be an Event of Default.

          "Depreciated Equipment Value" means, in respect of any item of
           ---------------------------
Eligible Equipment and as of the date any determination thereof is to be made,
(a) prior to the date that the first reappraisal thereof is conducted under

Section 2.1(b)(ii) hereof, (i) the Liquidation Value of such item of Eligible
------------------
Equipment as established by the appraisal thereof conducted by Koll-DoveTech (or a similarly qualified auctioneering company selected by Foothill) for Foothill on or prior to the Closing Date (the "Original Liquidation Value"), less (ii)
                                                                    ----
the Monthly Depreciation Amount therefor, and (b) thereafter, (i) the Liquidation Value of such item of Eligible Equipment as established by the then most recent appraisal thereof conducted under Section 2.1(b)(ii) hereof, less
                                              ------------------         ----
(ii) the Monthly Depreciation Amount therefor.

          "Designated Account" means account number 03595683 of Borrower
           ------------------
maintained with Borrower's Designated Account Bank, or such other deposit account of Borrower (located within the United States) which has been designated, in writing and from time to time, by Borrower to Foothill.

          "Designated Account Bank" means State Street Bank and Trust Company,
           -----------------------
whose office is located at 225 Franklin Street, Boston, Massachusetts 02101, and whose ABA number is 011-000-028.

          "Dilution (Domestic)" means, in each case based upon the experience of
           -------------------
the immediately prior 3 months, the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising, returns, promotions, credits, or other dilution with respect to the Domestic Accounts, by (b) Borrower's Collections (excluding extraordinary items) plus the Dollar amount of clause
(a).

          "Dilution (Foreign)" means, in each case based upon the experience of
           ------------------
the immediately prior 3 months, the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising, returns, promotions, credits, or other dilution with respect to the Foreign Accounts, by (b) Borrower's Collections (excluding extraordinary items) plus the Dollar amount of clause (a).

          "Dilution Reserve (Domestic)" means, as of the date of any
           ---------------------------
determination, an amount sufficient to reduce Foothill's advance rates against Eligible Domestic Accounts by one (1) percentage point for each percentage point by which Dilution (Domestic) is in excess of five percent (5%) of all Domestic Accounts.

          "Dilution Reserve (Foreign)" means, as of the date of any
           --------------------------
determination, an amount sufficient to reduce Foothill's advance rate against Eligible Foreign Accounts by one (1) percentage point for each percentage point by which Dilution (Foreign) is in excess of five percent (5%) of all Foreign Accounts.

          "Dollars or $" means United States dollars.
          ------------

          "Domestic Accounts" means those Accounts with respect to which (a) the
           -----------------
Account Debtor is a resident of the United States or of Canada (but exclusive of the Canadian Maritime Provinces) and (b) the payments thereunder are payable in Dollars or Canadian dollars.

          "Early Termination Premium" has the meaning set forth in Section 3.6.
          -------------------------                               -------------

          "Effective Date" means September 4, 1997.
          --------------

          "Eligible Accounts" means Eligible Domestic Accounts and Eligible
          -----------------
Foreign Accounts.

          "Eligible Domestic Accounts" means those Accounts created by Borrower
           --------------------------
in the ordinary course of business, that arise out of Borrower's sale of goods, rendition of services, or licensing of General Intangibles, net of reserves for Borrower's so-called "Enterprise Sales Partnership" program and/or "PNI" premier incentive program to cover potential credits, that strictly comply with each and all of the representations and warranties respecting Accounts made by Borrower to Foothill in the Loan Documents, and that are and at all times continue to be acceptable to Foothill in all respects; provided, however, that standards of
                                        --------  -------
eligibility may be fixed and revised from time to time by Foothill in Foothill's reasonable credit judgment. Eligible Domestic Accounts shall not include the following:

          (a) Accounts that the Account Debtor has failed to pay within 90 days of invoice date or Accounts with selling terms of more than 60 days;

          (b) Accounts owed by an Account Debtor or its Affiliates where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above;

          (c) Accounts with respect to which the Account Debtor is an employee, Affiliate, or agent of Borrower;

          (d) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the Account Debtor may be conditional;

          (e) Accounts that are not payable in Dollars or Canadian dollars or with respect to which the Account Debtor: (i) does not maintain its chief executive office in the United States or Canada (exclusive of the Canadian Maritime Provinces), or (ii) is not organized under the laws of the United States or any State thereof or of Canada or any Province thereof (exclusive of the Canadian Maritime Provinces), or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof;

          (f) Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Borrower has complied, to the satisfaction of Foothill, with the Assignment of Claims Act, 31 U.S.C. (S) 3727), or (ii) any State of the United States (exclusive, however, of Accounts owed by any State that does not have a statutory counterpart to the Assignment of Claims Act);

          (g) Accounts with respect to which the Account Debtor is a creditor of Borrower, has or has asserted a right of setoff, has disputed its liability, or has made any written claim with respect to the Account which claim would entitle the Account Debtor to withhold payment in whole or in part;

          (h) Accounts with respect to an Account Debtor whose total obligations owing to Borrower exceed 10% of all Eligible Accounts (except in the case of Account Debtors Inacom, Ingram and GTE, with respect to which the applicable percentage shall be 20% rather than 10%), to the extent of the obligations owing by such Account Debtor in excess of such percentage;

          (i) Accounts with respect to which the Account Debtor is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

          (j) Accounts the collection of which Foothill, in its reasonable credit judgment, believes to be doubtful by reason of the Account Debtor's financial condition;

          (k) Accounts with respect to which the goods giving rise to such Account have not been shipped and billed to the Account Debtor, the services giving rise to such Account have not been performed and accepted by the Account Debtor, or the Account otherwise does not represent a final sale;

          (l) Accounts with respect to which the Account Debtor is located in the states of New Jersey, Minnesota, Indiana, or West Virginia (or any other state or other jurisdiction that requires a creditor to file a business activity report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state or other jurisdiction), unless Borrower has qualified to do business in New Jersey, Minnesota, Indiana, West Virginia, or such other states or jurisdictions, or has filed such a business activity report or similar document with the applicable division of taxation, the department of revenue, or with such other state or other jurisdiction offices, as appropriate, for the then-current year, or, in the opinion of counsel reasonably acceptable to Foothill, is exempt from such filing requirement; and

          (m) Accounts that represent progress payments or other advance billings that are due prior to the completion of performance by Borrower of the subject contract for goods or services.

          "Eligible Equipment" means (a) the Equipment identified on
           ------------------
Schedule E-1 attached hereto, and (b) any additional Equipment identified by
------------
Borrower to Foothill for inclusion on Schedule E-1, which additional Equipment
                                      ------------
is held for use in the ordinary course of Borrower's business, is reasonably acceptable to Foothill in all respects, has had its Liquidation Value established, and that strictly complies with all of Borrower's representations and warranties to Foothill; provided, however, that, with respect to additional
                            --------  -------
items of Equipment, standards of eligibility may be fixed and revised from time to time by Foothill in Foothill's reasonable credit judgment. If and to the extent that an item of additional Equipment is identified by Borrower to Foothill that meets each of the foregoing criteria, Schedule E-1 automatically
                                                    ------------
shall be deemed to be amended to include such item of Equipment. Eligible Equipment shall not include obsolete items, damaged, defective, or destroyed items, Equipment that is subject to a security interest or lien in favor of any Person other than Foothill (other than Permitted Liens arising in the ordinary course of business that do not secure Indebtedness for borrowed money), and Equipment that is not subject to Foothill's perfected first priority security interests.

          "Eligible Foreign Accounts" means Accounts that do not qualify as
           -------------------------
Eligible Domestic Accounts solely because (a) the Account Debtor in respect thereof is not a resident of the United States or Canada (exclusive of the Canadian Maritime Provinces) or (b) the payments thereunder are payable in a currency other than Dollars or Canadian dollars; provided, however, that, with
                                                 --------- -------
respect to any Foreign Account that Foothill, in the exercise of its reasonable credit judgment, determines not to be creditworthy solely on the basis of the Account Debtor's credit standing, Foothill may exclude such Foreign Account from the Eligible Foreign Accounts unless it is supported by an irrevocable letter of credit satisfactory to Foothill (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Foothill and is directly drawable by Foothill, or covered by credit insurance in form and amount, and by an insurer, satisfactory to Foothill; and, provided, further, that Eligible Foreign Accounts shall not
               --------  -------
include Accounts with respect to an Account Debtor whose total obligations owing to Borrower exceed 10% of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage.

          "Eligible Transferee" means (a) a commercial bank organized under the
           -------------------
laws of the United States, or any state thereof, and having net worth in excess of $50,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country, and having net worth in excess of $50,000,000; provided that such bank is acting through a branch or agency located in the United States; (c) a finance company, insurance or other financial institution or fund that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having net worth in excess of $25,000,000; and (d) any Affiliate (other than individuals) of Foothill.

          "Equipment" means all of Borrower's present and hereafter acquired
           ---------
machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including,
(a) any interest of Borrower in any of the foregoing, and (b) all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

          "ERISA" means the Employee Retirement Income Security Act of 1974, 29
           -----
U.S.C. (S)(S) 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

          "ERISA Affiliate" means (a) any corporation subject to ERISA whose
           ---------------
employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any party subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC Section 414(o).

          "ERISA Event" means (a) a Reportable Event with respect to any Benefit
           -----------
Plan or Multiemployer Plan, (b) the withdrawal of Borrower, any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by Borrower or its Subsidiaries or any of their ERISA Affiliates.

          "Event of Default" has the meaning set forth in Section 8.
          ----------------                               ---------

          "Exchange Rate" means and refers to the nominal rate of exchange (vis-
           -------------
a-vis Dollars) in a chosen foreign exchange market for the purchase of the applicable non-Dollar currency published in the Wall Street Journal (Western Edition) on the date of determination (which shall be a Business Day on which the Wall Street Journal (Western Edition) is published), expressed as the number of units of such currency per one (1) Dollar.

          "Exempt Copyright" means any Incipient Copyright and/or any
          ----------------
Obsolete Copyright.

          "FEIN" means Federal Employer Identification Number.
          ----

          "Foothill" has the meaning set forth in the preamble to this
          --------
Agreement.

          "Foothill Account" has the meaning set forth in Section 2.4.
          ----------------                                -----------

          "Foothill Expenses" means all:  reasonable costs or expenses
           -----------------
(including taxes, and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are paid or incurred by Foothill; reasonable fees or charges paid or incurred by Foothill in connection with Foothill's transactions with Borrower, including reasonable fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Collateral appraisals), real estate surveys, real estate title policies and endorsements, and environmental audits; costs and expenses incurred by

Foothill in the disbursement of funds to Borrower (by wire transfer or otherwise); charges paid or incurred by Foothill resulting from the dishonor of checks; costs and expenses paid or incurred by Foothill to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated; reasonable costs and expenses paid or incurred by Foothill in examining Borrower's Books; reasonable costs and expenses of third party claims or any other suit paid or incurred by Foothill in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Foothill's relationship with Borrower or any guarantor; and Foothill's reasonable attorneys fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including reasonable attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower or any guarantor of the Obligations), defending, or concerning the Loan Documents, irrespective of whether suit is brought.

          "Foreign Accounts" means Accounts other than Domestic Accounts.
          ----------------

          "GAAP" means generally accepted accounting principles as in effect
           ----
from time to time in the United States, consistently applied.

          "General Intangibles" means all of Borrower's present and future
           -------------------
general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, source code, mask works, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral.

          "Governing Documents" means the certificate or articles of
           -------------------
incorporation or organization, by-laws, or other organizational or governing documents of any Person.

          "Hazardous Materials" means (a) substances that are defined or listed
           -------------------
in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

          "Incipient Copyright" means any copyright that:  (a) relates to
           -------------------
software of Borrower under development (whether in the form of a new product, a new version of a pre-existing product, an upgrade, add-on, or modification to a pre-existing product, or otherwise) that has not yet become a completed product, version, upgrade, add-on, or modification which is ready to be marketed by or on behalf of Borrower or which in fact is being marketed by or on behalf of Borrower; and (b) is not the subject of licenses thereof or other dispositions by Borrower giving rise to Accounts.

          "Indebtedness" means: (a) all obligations of Borrower for borrowed
           ------------
money, (b) all obligations of Borrower evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of Borrower in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of Borrower under capital leases,
(d) all obligations or liabilities of others secured by a Lien on any property or asset of Borrower, irrespective of whether such obligation or liability is assumed, and (e) any obligation of Borrower guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to Borrower) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person.

          "Insolvency Proceeding" means any proceeding commenced by or against
           ---------------------
any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

          "Intangible Assets" means, with respect to any Person, that portion of
           -----------------
the book value of all of such Person's assets that would be treated as intangibles under GAAP.

          "Inventory" means all present and future inventory in which Borrower
           ---------
has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

          "Investment" means any transaction within the scope of Section 7.13
           ----------                                            ------------
(whether permitted or prohibited thereby), and includes capital contributions, equity contributions, loans, and advances. With respect to any transactions between Borrower, on the one hand, and a Subsidiary of Borrower, on the other hand, "Investments" as contemplated by Section 7.13 and/or the definition of "Permitted Subsidiary
                   ------------                          ---------------------
Investments" shall be deemed to include any fees (such as "management fees")
------------
paid by Borrower to or for the account of such Subsidiary, any expenses paid or advanced by Borrower to or for the account of such Subsidiary, or any guarantees given by Borrower with respect to obligations of such Subsidiary.

          "Investment Property" means "investment property" as that term is
          -------------------
defined in Section 9-115 of the Code.

          "IRC" means the Internal Revenue Code of 1986, as amended, and
          ---
the regulations thereunder.

          "Japan Sub" means Nihon Banyan Systems K.K., a Japanese
          ---------
Subsidiary of Borrower.

          "Lien" means any interest in property securing an obligation owed to,
           ----
or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

          "Liquidation Value" means the net orderly liquidation value of an item
           -----------------
of Equipment as determined by Koll-DoveTech or a similarly qualified auctioneering company selected by Foothill.

          "Loan Account" has the meaning set forth in Section 2.7.
          ------------                               -----------

          "Loan Documents" means this Agreement, the Lockbox Agreements, the
           --------------
Warrants, the Securities Issuance Agreement, the Source Code Escrow Agreement, the Control Agreements, the Copyright Security Agreement, the Trademark Security Agreement, the Stock Pledge Agreement, any note or notes executed by Borrower and payable to Foothill, and any other agreement entered into, now or in the future, in connection with this Agreement.

          "Lockbox Account" shall mean a depositary account established
          ---------------
pursuant to one of the Lockbox Agreements.

          "Lockbox Agreements" means those certain Lockbox Operating Procedural
           ------------------
Agreements and those certain Depository Account Agreements, in form and substance satisfactory to Foothill, each of which is among Borrower, Foothill, and one of the Lockbox Banks.

          "Lockbox Banks" means State Street Bank and Trust Company.
          -------------

          "Lockboxes" has the meaning set forth in Section 2.4.
          ---------                                -----------

          "Material Adverse Change" means (a) a material adverse change in the
           -----------------------
business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower and its consolidated Subsidiaries on a consolidated basis that, with the passage of time, is likely to result in an Event of Default, (b) the material impairment of Borrower's ability to perform its obligations under the Loan Documents to which it is a party or of Foothill to enforce the Obligations or realize upon the Collateral, (c) a material adverse effect on the value of the Collateral or the amount that Foothill would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral, or (d) a material impairment of the priority of Foothill's Liens or security interests in the Collateral.

          "Maximum Amount" means $15,000,000.
          --------------

          "M&E-Based Advance" means any Advance which, after giving effect to
           -----------------
the making thereof, will cause the aggregate outstanding balance of Advances to exceed the amount that the Borrowing Base would be if the component thereof provided for in Section 2.1(a)(y)(3) of this Agreement were equal to zero.
                --------------------

          "Monthly Depreciation Amount" means, as of any date of determination
           ---------------------------
and in respect of any item of Eligible Equipment (a) if the Depreciated Equipment Value thereof is to be based upon the Original Liquidation Value of such item of Eligible Equipment, an amount equal to one forty eighth (1/48th) of the Original Liquidation Value of such item of Eligible Equipment for each month subsequent to the Closing Date, and (b) if the Depreciated Equipment Value of such item of Eligible Equipment is to be based upon the reappraised Liquidation Value therefor, an amount equal to (i) the Liquidation Value of such item of Eligible Equipment as established by the then most recent reappraisal thereof conducted under Section 2.1(b)(ii) hereof, multiplied by (ii) a fraction, the
                ------------------         -------------
numerator of which is one (1) and the denominator of which is the number of months remaining during the period from the date of such reappraisal until the fourth anniversary of the Effective Date.

          "Multiemployer Plan" means a "multiemployer plan" (as defined in
           ------------------
Section 4001(a)(3) of ERISA) to which Borrower, any of its Subsidiaries, or any

ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

          "Negotiable Collateral" means all of a Person's present and future
           ---------------------
letters of credit, notes, drafts, instruments, Investment Property, documents, personal property leases (wherein such Person is the lessor), chattel paper, and Books relating to any of the foregoing.

          "Net Cash Proceeds" means (a) the gross cash payments received
           -----------------
(including any cash payments received by way of deferred payment of principal pursuant to, or in liquidation of, any note or installment receivable or otherwise, but only as and when received, except that, with respect to any cash equivalents received, Borrower shall be deemed to have received on the date of receipt thereof a cash payment equal to the fair value of such cash equivalents on such date) from a sale or other disposition, in each case, minus (b) the sum of all legal, title, and recording tax expenses, commissions, and other fees and expenses incurred.

          "Net Worth" shall have the meaning ascribed to such term by, and shall
           ---------
be computed in accordance with, GAAP, except that Net Worth also shall include, as of any date of determination, the outstanding principal balance of any Permitted Subordinated Indebtedness of Borrower owed to any Person other than a consolidated Subsidiary of Borrower, and, except, further, that any unreturned capital invested in Borrower in the form of Permitted Preferred Stock as reflected on the books of Borrower shall be included, without duplication, in Net Worth, without regard to whether it would or would not be so included under GAAP.

          "Notice of Exclusive Control" shall have the meaning ascribed to such
           ---------------------------
term in the definition of "Control Agreement" set forth above in this Agreement.

          "Obligations" means all loans, Advances, debts, principal, interest
           -----------
(including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations, premiums (including Early Termination Premiums), liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees, charges, costs, or Foothill Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by Borrower to Foothill of any kind and description arising pursuant to or incidental to, or evidenced, by the Loan Documents, or any of them, irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any and all interest that accrues under the Loan Documents on other Obligations that are not paid when due.

          "Obsolete Copyright" means any copyright that relates to software of
           ------------------
Borrower that is no longer sold or marketed by Borrower, that is not generating Accounts or revenues of Borrower, and that does not have a material fair market value.

          "Original Liquidation Value" has the meaning set forth in the
           --------------------------
definition of Depreciated Equipment Value.

          "Overadvance" has the meaning set forth in Section 2.2.
           -----------                               -----------

          "Participant" means any Person to which Foothill has sold a
           -----------
participation interest in its rights under the Loan Documents.

          "PBGC" means the Pension Benefit Guaranty Corporation as defined
           ----
in Title IV of ERISA, or any successor thereto.

          "Permitted Disposition" means, subject to the prior or concurrent
           ---------------------
satisfaction of the applicable Release Condition therefor, (a) the sale, exchange, or other disposition, free and clear of Foothill's security interest (other than its security interest in the proceeds of such sale, exchange, or other disposition), of Eligible Equipment, in the ordinary course of Borrower's business as currently conducted, (b) (i) the sale, exchange, or other disposition, free and clear of Foothill's security interest (other than its security interest in the proceeds of such sale, exchange, or other disposition), of any Inventory, Equipment (other than Eligible Equipment), Permitted Ordinary Course Investments, or shares of Stock in Subsidiaries (so long as such Subsidiaries remain Subsidiaries after giving effect to such sale, exchange, or other disposition, or (ii) the nonexclusive license, free and clear of Foothill's security interest (other than its security interest in the proceeds of such license), of any General Intangible, in each case, in the ordinary course of Borrower's business as currently conducted, in each case, and (c) the sale, free and clear of Foothill's security interest (other than its security interest in the proceeds of such sale) of the assets that comprise any software product line of Borrower that generated less than 10% per Borrower's revenues during the prior 12 months, if, after giving effect to such sale, Borrower has not less than $5,000,000 of unrestricted cash, cash equivalents, or Availability, or any combination thereof, provided that the aggregate product
                                          --------
lines disposed of by Borrower in any fiscal year pursuant to this clause (c) shall not, without Foothill's prior written consent, account for more than 10% of Borrower's total revenues for such fiscal year.

          "Permitted Liens" means (a) Liens held by Foothill, (b) Liens for
           ---------------
unpaid taxes that either (i) are not yet due and payable or (ii) are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) the interests of
                                              ------------
lessors under operating leases and purchase money Liens of lessors under capital leases to the extent that the acquisition or lease of the underlying asset is permitted under Section 7.21 and so long as the Lien only attaches to the asset
                ------------
purchased or acquired and only secures the purchase price of the asset, (e) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet due and payable, or (ii) are the subject of Permitted Protests, (f) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (g) Liens or deposits to secure performance of bids, tenders, or leases (to the extent permitted under this Agreement), incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, (h) Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of Borrower, and
(i) Liens of or resulting from any judgment or award that would not have a Material Adverse Effect and as to which the time for the appeal or petition for rehearing of which has not yet expired, or in respect of which Borrower is in good faith prosecuting an appeal or proceeding for a review, and in respect of which a stay of execution pending such appeal or proceeding for review has been secured.

          "Permitted Ordinary Course Investments" means (a) direct obligations
           -------------------------------------
of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining term to maturity not exceeding twenty seven months, (b) certificates of deposit, time deposits, banker's acceptances or other instruments of a bank having a combined capital and surplus of not less than $500,000,000, or another financial institution reasonably satisfactory to Foothill, with a maturity not exceeding one year, (c) investments in commercial paper rated at least A-1 or P-1 maturing within twenty seven months after the date of acquisition thereof, (d) money market accounts maintained at a bank having combined capital and surplus of no less than $500,000,000 or at another financial institution reasonably satisfactory to Foothill (including satisfaction of requirements necessary for Foothill to have a perfected security interest therein with the priority provided for herein),
(e) loans and advances to officers and employees of Borrower in the ordinary course of business (excluding loans or advances in connection with the purchase of stock of Borrower) in an aggregate amount at any one time outstanding not to exceed $250,000, (f) investments in negotiable instruments for collection, (g) advances in connection with purchases of goods or services in the ordinary course of business, and (h) other miscellaneous Investments in Persons other than Subsidiaries of Borrower (such as, without limitation, Investments received in satisfaction of disputes or claims), not to exceed $500,000 in the aggregate at any one time.

          "Permitted Preferred Stock" means and refers to Preferred Stock issued
           -------------------------
by Borrower (a) that is not Prohibited Preferred Stock, and (b) with respect to which, as of the date of issuance thereof, the Preferred Stock Issuance Conditions were satisfied, or waived or relaxed by Foothill in Foothill's sole discretion.

          "Permitted Protest" means the right of Borrower to protest any Lien
           -----------------
other than any such Lien that secures the Obligations, tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien), license payment, or rental payment, provided that (a) a reserve with respect to such obligation is established on the books of Borrower in an amount that is reasonably satisfactory to Foothill in the exercise by Foothill of reasonable commercial judgment, (b) any such protest is instituted and diligently prosecuted by Borrower in good faith, and (c) Foothill is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Liens of Foothill in and to the Collateral.

          "Permitted Subordinated Indebtedness" means Subordinated Indebtedness
           -----------------------------------
with respect to which, as of the date of issuance thereof, the Subordinated Indebtedness Issuance Conditions were satisfied, or waived or relaxed by Foothill in Foothill's sole discretion.

          "Permitted Subsidiary Investments" means:  (a) with respect to any
           --------------------------------
Subsidiaries of Borrower in existence on the Effective Date, direct or indirect Investments of Borrower in such Subsidiaries to the extent such Investments existed on the Effective Date and are fully disclosed in Schedule P-2, (b) with
                                                         ------------
respect to Subsidiaries of Borrower other than Switchboard, Japan Sub, and Australia Sub, as of any date of determination after the Effective Date (which determination shall be made monthly), fees (including "management fees") paid to or for the benefit of such Subsidiaries, expenses paid or advanced to or for the benefit of such Subsidiaries, and/or guarantees entered into and outstanding by Borrower with respect to obligations of such Subsidiaries and any unreimbursed payments by Borrower under such guarantees, to the extent that, as of such date of determination, the aggregate amount of such fees, expenses, guarantees, and unreimbursed payments during the 12 months preceding such date of determination does not exceed the revenues of Borrower during such 12 month period that are reasonably allocated to or derived from such Subsidiaries, and (c) with respect to Switchboard, Japan Sub, and Australia Sub, post-Effective Date Investments in such Subsidiaries not to exceed $4,000,000 in the aggregate at any one time outstanding.

          "Person" means and includes natural persons, corporations, limited
           ------
liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

          "Plan" means any employee benefit plan, program, or arrangement
           ----
maintained or contributed to by Borrower or with respect to which it may incur liability.

          "Preferred Stock" means any class or series of equity securities of
           ---------------
Borrower that is entitled, upon any distribution of assets of Borrower, whether by dividend or by liquidation, to a preference over another class or series of equity securities of Borrower.

          "Preferred Stock Issuance Conditions" means , with respect to the
           -----------------------------------
issuance by Borrower of any Preferred Stock, that (a) as of the date of issuance thereof, after giving effect to such issuance and the payment of any costs, expenses, fees, or other amounts payable with respect to such issuance, no Event of Default shall have occurred and be continuing and Borrower shall have Availability of not less than $1,000,000, and (b) Borrower shall have delivered to Foothill a certificate signed by the chief financial officer of Borrower certifying that Borrower has prepared projections for Borrower for the life of the proposed Preferred Stock (or, if the proposed Preferred Stock is contemplated to remain outstanding for more than three years, for the first three years from the date of the issuance thereof), and that such projections support the ability of Borrower to pay and perform its obligations and Indebtedness, including but not limited to the Obligations to Foothill and any obligations of Borrower with respect to the proposed Preferred Stock (including without limitation any mandatory dividends, distributions, or redemption payments payable in connection therewith), in accordance with their terms, a copy of which projections shall be attached to such certificate.

          "Prior Lender" means Silicon Valley Bank.
           ------------

          "Prohibited Preferred Stock" means any Preferred Stock that by its
           --------------------------
terms is mandatorily redeemable before December 31, 2000, or that is redeemable at the option of the holder thereof for cash (or assets or securities other than distributions in kind of Preferred Stock of the same class and series or of common Stock).

          "Real Property" means any estates or interests in real property
           -------------
now owned or hereafter acquired by Borrower.

          "Reference Rate" means the variable rate of interest, per annum, most
           --------------
recently announced by Norwest Bank Minnesota, National Association, or any successor thereto, as its "base rate," irrespective of whether such announced rate is the best rate available from such financial institution.

          "Release Condition" means: (a) with respect to any item of Eligible
           -----------------
Equipment that is to be the subject of a Permitted Disposition, that (i) no Event of Default has occurred and is continuing or would result therefrom, (ii) Foothill has received, or will receive concurrent with the consummation of the proposed disposition by means reasonably acceptable to Foothill, the Release Price therefor, and (iii) the Borrowing Base has been adjusted as provided herein; provided, however, that in the event of a proposed Permitted Disposition
        --------  -------
(in one or a series of related sales) of items of Eligible Equipment that represent 20%, or more, of either (A) the Aggregate Depreciated Equipment Value immediately prior to such proposed Permitted Disposition, or (B) the number of items of Eligible Equipment immediately prior to such proposed Permitted Disposition, Borrower shall cause there to be performed a reappraisal of the Liquidation Value of the Eligible Equipment remaining after giving effect to such proposed Permitted Disposition and such proposed Permitted Disposition only shall be permitted hereunder if, after giving effect thereto and after giving effect to the required payment to Foothill of the Net Cash Proceeds therefrom in accordance with the terms hereof, there shall not exist an Overadvance, and (b) with respect to any other property or asset, not covered by the foregoing clause (a), that is eligible for, and is to be the subject of, a Permitted Disposition, that (i) no Event of Default has occurred and is continuing, and (ii) Borrower is receiving fair value therefor.

          "Release Price" means, with respect to any item of Eligible Equipment,
           -------------
an amount, in cash, equal to the Depreciated Equipment Value of such item of Eligible Equipment at the time of the proposed Permitted Disposition thereof.

          "Renewal Date" has the meaning set forth in Section 3.4.
           ------------                               -----------

          "Reportable Event" means any of the events described in Section
           ----------------
4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.

          "Retiree Health Plan" means an "employee welfare benefit plan" within
           -------------------
the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by Section 601 of ERISA.

          "Securities Account" means a "securities account" as that term is
           ------------------
defined in Section 8-501 of the Code.

          "Securities Issuance Agreement" means a Securities Issuance Agreement,
           -----------------------------
in form and substance satisfactory to Foothill, between Borrower and Foothill.

          "Solvent" means, with respect to any Person on a particular date, that
           -------
on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

          "Source Code Escrow Agreement" means a Source Code Escrow Agreement,
           ----------------------------
in form and substance satisfactory to Foothill, among Borrower, Foothill, and a source code escrow agent reasonably acceptable to Foothill.

          "Stock" means all shares, options, warrants, interests, units,
           -----
participations, or other equivalents (regardless of how designated) of or in a corporation, limited liability company, or equivalent entity, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

          "Stock Pledge Agreement" means a Stock Pledge Agreement, in form and
           ----------------------
substance satisfactory to Foothill, between Borrower and Foothill, with respect to the pledge by Borrower to Foothill of the Applicable Number of Shares of Borrower's Stock in each of its Subsidiaries.

          "Subordination Agreement" means (a) any subordination of indebtedness
           -----------------------
agreement that is in form and substance reasonably satisfactory to Foothill, and that is in full force and effect and for the benefit of Foothill, with respect to any obligations or Indebtedness of Borrower therein described, or (b) the subordination provisions of any subordinated debentures or subordinated notes of Borrower issued for the purpose of raising capital, whether convertible or not, the terms and provisions of which, including the subordination terms and provisions, shall be market terms at the time of issuance thereof.

          "Subordinated Indebtedness" means any Indebtedness of Borrower that is
           -------------------------
subordinated to the Obligations pursuant to a Subordination Agreement.

          "Subordinated Indebtedness Issuance Conditions" means, with respect to
           ---------------------------------------------
the issuance by Borrower of any Subordinated Indebtedness, that (a) as of the date of issuance thereof, after giving effect to such issuance and the payment of any costs, expenses, fees, or other amounts payable with respect to such issuance, no Event of Default shall have occurred and be continuing and Borrower shall have Availability of not less than $1,000,000, (b) such Subordinated Indebtedness does not by its terms require Borrower to make any mandatory repayments of principal thereof, any sinking funds payments with respect to the principal thereof, or any mandatory redemptions of the principal thereof, in any such case prior to December 31, 2000, and (c) Borrower shall have delivered to Foothill a certificate signed by the chief financial officer of Borrower certifying that Borrower has prepared projections for Borrower for the life of the proposed Subordinated Indebtedness (or, if the proposed Subordinated Indebtedness has a term of more than three years, for the first three years of such term), and that such projections support the ability of Borrower to pay and perform its obligations and Indebtedness, including but not limited to the Obligations to Foothill and the proposed Subordinated Indebtedness, in accordance with their terms, a copy of which projections shall be attached to such certificate.

          "Subsidiary" of a Person means a corporation, partnership, limited
           ----------
liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock or other ownership interests having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

          "Switchboard" means Switchboard Inc., a Delaware corporation, and
           -----------
a Subsidiary of Borrower.

          "Trademark Security Agreement" means a Trademark Security Agreement,
           ----------------------------
in form and substance satisfactory to Foothill, between Borrower and Foothill.

          "Voidable Transfer" has the meaning set forth in Section 15.8.
           -----------------                               ------------

          "Warrants" means those certain warrants, in form and substance
           --------
satisfactory to Foothill, issued or issuable by Borrower to Foothill pursuant to the Securities Issuance Agreement.

          "Working Capital" means the result of subtracting Consolidated Current
           ---------------
Liabilities from Consolidated Current Assets.

     1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower on a consolidated basis unless the context clearly requires otherwise.

     1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

     1.4 CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. An Event of Default shall "continue" or be "continuing" until
(a) such Event of Default has been waived in writing by Foothill, or, (b) if and to the extent such Event of Default is susceptible of cure, and if and to the extent Borrower is entitled under the provisions of the Loan Documents to cure such Event of Default, such Event of Default is cured by Borrower. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable.

          1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

      2.  LOAN AND TERMS OF PAYMENT.

          2.1  REVOLVING ADVANCES.

               (a) Subject to the terms and conditions of this Agreement, Foothill agrees to make advances ("Advances") to Borrower in an amount outstanding not to exceed at any one time the lesser of (i) the Maximum Amount, or (ii) the Borrowing Base. For purposes of this Agreement, "Borrowing Base", as of any date of determination, shall mean the result of:

          (y)  the sum of:

               (1) 85% of Eligible Domestic Accounts, less the amount, if any,
                                                      ----
                   of the Dilution Reserve (Domestic);

                   plus

               (2) the lowest of (I) $2,000,000, (II) 75% of Eligible Foreign
                   Accounts, less the amount, if any of the Dilution Reserve
                             ----
                   (Foreign), and (III) 25% of the amount of credit availability created by clause (y)(1) above;

                   plus

               (3) the lowest of (I) $3,000,000, (II) 80% of the Aggregate
                   Depreciated Equipment Value, and (III) 50% the amount of credit availability created by the sum of clauses (y)(1) and
                   (y)(2) above;

          minus

          (z) the aggregate amount of reserves, if any, established by Foothill under Section 2.1(c);
                                  --------------

          provided that, in no event shall the aggregate combined amount
          --------
          included in the calculation of the Borrowing Base with respect to clauses (y)(1) and (y)(2) above, as of any date of determination, exceed an amount equal to 5/6ths of Borrower's Collections with respect to Accounts for the immediately preceding 90-day period.


                   (b) For purposes of determining the amount of credit availability created by clause (y)(1)(C) of Section 2.1(a) above:
                                            --------------

                          (i) Concurrent with the consummation of a Permitted
Disposition of an item of Eligible Equipment, (y) Borrower shall repay the Obligations outstanding under Section 2.1(a) by an amount equal to the Net
                              --------------
Cash Proceeds of such Permitted Disposition, and (z) the Aggregate Depreciated Equipment Value extant immediately prior to such disposition automatically shall be reduced by an amount equal to the Depreciated Equipment Value for the item of Eligible Equipment that is the subject of such Permitted Disposition unless such item of Eligible Equipment is concurrently replaced with another item of Eligible Equipment (in accordance with clause (b) of the definition of Eligible Equipment) that has a Liquidation Value equal to or greater than the item of Eligible Equipment that is the subject of the Permitted Disposition (the Depreciated Equipment Value of such replacement item of Eligible Equipment to be calculated thereafter based upon the Monthly Depreciation (i.e., the applicable fraction) that was applicable to the item of Eligible Equipment that was the subject of the Permitted Disposition; and any such replacement item of equipment is referred to in this definition as "Replacement Equipment"). In connection with any such concurrent replacement of an item of Eligible Equipment for a disposed item of Eligible Equipment, Foothill agrees that it will attempt, in good faith based upon the facts and circumstances then existing, to base the Liquidation Value of the replacement item of Eligible Equipment at the time of its first inclusion in the Borrowing Base (as opposed to at one of the times set forth in clause (ii) below) upon the Liquidation Value of an identical, or substantially similar, item of Eligible Equipment that already is included within the Borrowing Base and as to which Foothill already has established the Liquidation Value. In addition, Foothill agrees that it will consider, in good faith, the inclusion of additional items of Equipment consisting of computer hardware, graphic computers, servers, systems accessories, software, or peripherals ("Additional Equipment") in the Borrowing Base (other than as Replacement Equipment) so long as in connection therewith Borrower provides Foothill with an appraisal of the Liquidation Value of such items of Additional Equipment and so long as such items of Additional Equipment otherwise would qualify as Eligible Equipment (in accordance with clause (b) of the definition of Eligible Equipment).

                          (ii) Foothill shall have the right to have the
Eligible Equipment reappraised by Koll-DoveTech (or a similarly qualified auctioneering company selected by Foothill) from time to time after the Closing Date, for the purpose of redetermining the Liquidation Value of such Eligible Equipment; provided that, prior to the occurrence of an Event of Default,
           -------------
Borrower shall not be obligated to pay for more than one complete reappraisal of the Eligible Equipment during any 12-month period (provided further
                                                      --------
that the limitation in the foregoing proviso shall not limit the right of Foothill in its discretion to require a reappraisal at Borrower's expense of the Eligible Equipment pursuant to Section 3.2(a) to the extent it is
                                           ------
applicable and under the circumstances contemplated thereby).

          (c) Anything to the contrary in Section 2.1(a) above notwith standing,
                                          --------------
Foothill may create reserves against or reduce its advance rates based upon Eligible Domestic Accounts, Eligible Foreign Accounts, or Aggregate Depreciated Equipment Value without declaring an Event of Default if it determines in its reasonable business judgment that there has occurred a Material Adverse Change. In addition to the foregoing, if at any time Borrower is delinquent in making current royalty payments under agreements with respect to which Borrower is a licensee of General Intangibles, Foothill may create reserves with respect to the estimated amount of such delinquent amounts.

          (d) Amounts borrowed pursuant to this Section 2.1 may be repaid and,
                                                -----------
subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

     2.2 OVERADVANCES. If, at any time or for any reason, the amount of Obligations owed by Borrower to Foothill pursuant to Section 2.1 is greater than
                                                     -----------
either the Dollar or percentage limitations set forth in Section 2.1 (an
                                                         -----------
"Overadvance"), Borrower immediately shall pay to Foothill, in cash, the amount of such excess to be used by Foothill to repay Advances outstanding under

Section 2.1.
-----------

     2.3 INTEREST:  RATES, PAYMENTS, AND CALCULATIONS.

          (a) Interest Rate. Except as provided in clause (b) below, all Obligations shall bear interest at a per annum rate equal to the Reference Rate.

          (b) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and Foothill, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the
                  --------  -------
contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Agreement,
                            ---- -----
Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

          (c) Default Rate. Upon the occurrence and during the continuation of an Event of Default, all Obligations shall bear interest at a per annum rate equal to 3.0 percentage points above the Reference Rate.

          (d) Minimum Interest. In no event shall the rate of interest chargeable hereunder for any day be less than 7.0% per annum. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.

          (e) Payments. Interest payable hereunder shall be due and payable, in arrears, on the first day of each month during the term hereof. Borrower hereby authorizes Foothill, at its option, without prior notice to Borrower, to charge such interest, all Foothill Expenses (as and when incurred), the fees and charges provided for in Section 2.8 (as and when accrued or incurred), and all
                        -----------
installments or other payments due under any Loan Document to Borrower's Loan Account, which amounts thereafter shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable to Advances hereunder.

          (f) Computation. The Reference Rate as of the date of this Agreement is 8.5% per annum. In the event the Reference Rate is changed from time to time hereafter, the applicable rate of interest hereunder automatically and immediately shall be increased or decreased by an amount equal to such change in the Reference Rate. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

     2.4 COLLECTION OF ACCOUNTS. From and after the Closing Date, Borrower shall at all times maintain lockboxes (the "Lockboxes") and shall instruct all Account Debtors with respect to the Accounts, General Intangibles, and Negotiable Collateral of Borrower to remit all Collections in respect
                                               ---
thereof to such Lockboxes. Borrower, Foothill, and the Lockbox Banks shall enter into the Lockbox Agreements, which among other things shall provide for the opening of a Lockbox Account for the deposit of Collections at a Lockbox Bank. Borrower agrees that, from and after the Closing Date, all Collections and other amounts received by Borrower from any Account Debtor or any other source immediately upon receipt shall be deposited into a Lockbox Account. No Lockbox Agreement or arrangement contemplated thereby shall be modified by Borrower without the prior written consent of Foothill. Upon the terms and subject to the conditions set forth in the Lockbox Agreements, all amounts received in each Lockbox Account shall be wired each Business Day into an account (the "Foothill Account") maintained by Foothill at a depositary selected by Foothill.

          2.5 CREDITING PAYMENTS; APPLICATION OF COLLECTIONS. The receipt of any Collections by Foothill (whether from transfers to Foothill by the Lockbox Banks pursuant to the Lockbox Agreements or otherwise) immediately shall be applied provisionally to reduce the Obligations outstanding under Section 2.1,
                                                                  -----------
but shall not be considered a payment on account unless such Collection item is a wire transfer of immediately available federal funds and is made to the Foothill Account or unless and until such Collection item is honored when presented for payment. Should any Collection item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment, and interest shall be recalculated accordingly. Anything to the contrary contained herein notwithstanding, any Collection item shall be deemed received by Foothill only if it is received into the Foothill Account on a Business Day on or before 11:00 a.m. California time. If any Collection item is received into the Foothill Account on a non-Business Day or after 11:00 a.m. California time on a Business Day, it shall be deemed to have been received by Foothill as of the opening of business on the immediately following Business Day. Insofar as Borrower is paying Foothill a yield management fee in lieu of `float' or `clearance' charges, there shall be no separate `float' or `clearance' charges hereunder.

          2.6 DESIGNATED ACCOUNT. Foothill is authorized to make the Advances under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.3(e). Borrower agrees to establish and maintain the
            --------------
Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Foothill hereunder. Unless otherwise agreed by Foothill and Borrower, any Advance requested by Borrower and made by Foothill hereunder shall be made to the Designated Account.

          2.7 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Foothill shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with all Advances made by Foothill to Borrower or for Borrower's account, including, accrued interest, Foothill Expenses, and any other payment Obligations of Borrower. In accordance with
Section 2.5, the Loan Account will be credited with all payments received by
-----------
Foothill from Borrower or for Borrower's account, including all amounts received in the Foothill Account from any Lockbox Bank. Foothill shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Foothill Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Foothill unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Foothill written objection thereto describing the error or errors contained in any such statements.

           2.8 FEES.  Borrower shall pay to Foothill the following fees:

               (a) Origination Fee. An origination fee in the aggregate amount of $130,000, which fee shall be earned in full and non-refundable on the Effective Date, and shall be due and payable as follows: (i) $43,333 on the first anniversary of the Effective Date; (ii) $43,333 on the second anniversary of the Effective Date; and (iii) $43,334 on the third anniversary of the Effective Date; provided that, if, for any reason, this Agreement is terminated
                --------
prior to the date that any of the above payments otherwise would be due, such payments shall be due and payable on the date this Agreement is terminated.

               (b) Unused Line Fee. On the first day of each month during the term of this Agreement, commencing on the Effective Date, payable monthly in arrears, an unused line fee in an amount equal to 0.375% per annum times the Adjusted Average Unused Portion of the Maximum Amount;

               (c) Financial Examination, Documentation, and Appraisal Fees. Foothill's customary fee of $650 per day per examiner, plus reasonable out-of-pocket expenses for each financial analysis and examination (i.e., audits) of Borrower performed by personnel employed by Foothill; Foothill's customary appraisal fee of $1,500 per day per appraiser, plus reasonable out-of-pocket expenses for each appraisal of the Collateral performed by personnel employed by Foothill; and, the actual charges paid or incurred by Foothill if it elects to employ the services of one or more third Persons to perform such financial analyses and examinations (i.e., audits) of Borrower or to appraise the Collateral; and, on each anniversary of the Closing Date, Foothill's customary fee of $1,000 per year for its loan documentation review; provided that, if no
                                                          --------
Event of Default has occurred, Foothill shall not charge Borrower for audits or appraisals more frequently than quarterly (provided further that the limitation
                                           --------
in the foregoing proviso shall not limit the right of Foothill in its discretion to require a reappraisal at Borrower's expense of the Eligible Equipment pursuant to Section 3.2(a) to the extent it is applicable and under the
            --------------
circumstances contemplated thereby); and, provided, further, that Foothill's
                                          --------
ability to charge for reappraisals of the Eligible Equipment shall be further limited as provided in Section 2.1(b)(ii); and
                       ------------------

               (d) Yield Management Fee. On the first day of each month during the term of this Agreement, commencing on the Effective Date (provided
                                                              --------
that the prorated yield management fee for September, 1997, equal to 27/30ths of $4,167, shall be payable on October 1, 1997, together with and in addition to the full monthly fee payable on October 1, 1997, with respect to October, 1997), and thereafter until all Obligations are paid in full and this Agreement is terminated, a yield management fee in an amount equal to $4,167 per month.

      3.  CONDITIONS; TERM OF AGREEMENT.

          3.1 CONDITIONS PRECEDENT TO THE INITIAL ADVANCE. The obligation of Foothill to make the initial Advance is subject to the fulfillment, to the reasonable satisfaction of Foothill and its counsel, of each of the following conditions on or before the Closing Date (except to the extent that Foothill, in its sole discretion, waives or postpones, in whole or in part, the satisfaction of any such condition(s)):

               (a) Foothill shall have received satisfactory evidence that all existing copyrights of Borrower (other than Exempt Copyrights) have been registered with the United States Copyright Office and that all such copyrights (other than Exempt Copyrights), and any proceeds thereof, are specifically encumbered by the Copyright Security Agreement;

               (b) Foothill shall have received searches reflecting the filing of its financing statements and fixture filings;

               (c) Foothill shall have received each of the following documents, duly executed, and each such document shall be in full force and effect:

                    a. the Control Agreements;

                    b. the Securities Issuance Agreement, together with the
                       Warrants issuable thereunder on the Closing Date;

                    c. the Copyright Security Agreement;

                    d. the Trademark Security Agreement;

                    e. the Stock Pledge Agreement;

                    f. the Source Code Escrow Agreement; and

                    g. the Lock Box Agreement(s) among the applicable Lockbox Bank, Foothill, and Borrower.

               (d) Foothill shall have received satisfactory evidence of termination by Prior Lender of its Liens in and to the properties and assets of Borrower;

               (e) Foothill shall have received satisfactory evidence of the ability of Borrower manually to age its Accounts on a basis not less frequently than monthly;

          (f) Foothill shall have received the original certificates representing or evidencing all of the Pledged Collateral (as defined in the Stock Pledge Agreement, which shall not exceed, with respect to any Subsidiary, the Applicable Number of Shares of Stock thereof), together with undated Stock powers or equivalent assignments with respect thereto duly endorsed in blank;

          (g) Foothill shall have received a certificate from the Secretary (or Clerk) of Borrower attesting to the resolutions of Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrower is a party and authorizing specific officers of Borrower to execute the same;

          (h) Foothill shall have received copies of Borrower's Governing Documents, as amended, modified, or supplemented to the Effective Date, certified by the Secretary (or Clerk) of Borrower;

          (i) Foothill shall have received a certificate of status with respect to Borrower, dated within 15 days of the Effective Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that Borrower is in good standing in such jurisdiction;

          (j) Foothill shall have received certificates of status with respect to Borrower, each dated within 15 days of the Effective Date, such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Borrower is in good standing in such jurisdictions;

          (k) Foothill shall have received a certificate of insurance, together with certified copies of the policies of insurance and the endorsements thereto, that are required by Section 6.10, the form and substance of which shall be
                     ------------
satisfactory to Foothill and its counsel;

          (l) Borrower shall have demonstrated to Foothill the ability of Borrower to provide reporting as to Accounts of Borrower and the aging thereof that is acceptable to Foothill, in the reasonable commercial exercise by Foothill of its credit judgment (or, if such condition has not yet been satisfied, Foothill may maintain a $1,000,000 reserve against Availability (in addition to any other reserves provided for or permitted under this Agreement) until such condition has been satisfied);

          (m) Foothill shall have received the results of reference checks on key management personnel of Borrower, which results shall be satisfactory to Foothill in its sole discretion;

          (n) Foothill shall have completed "field surveys" in respect of Equipment and Inventory and received appraisals of the Equipment, and in each case the results of them shall be satisfactory to Foothill;

          (o) Foothill shall have received an opinion of Borrower's counsel in form and substance satisfactory to Foothill;

          (p) Foothill shall have received satisfactory evidence that all tax returns required to be filed by Borrower have been timely filed and all taxes upon Borrower or its properties, assets, income, and franchises (including real property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

          (q) Foothill shall have received evidence satisfactory to it that, after giving effect to the initial advances to be made on the Closing Date and the outstanding fees and other Foothill Expenses charged to Borrower's Loan Account hereunder from the Effective Date through the Closing Date, Borrower shall have not less than $5,000,000 of unrestricted cash, cash equivalents, or Availability, or any combination thereof;

          (r) Foothill shall have received any copyright searches that it may require from the United States Copyright Office with respect to any copyrights (other than Exempt Copyrights) of Borrower and such searches shall reflect to Foothill's satisfaction Borrower's ownership of such copyrights free and clear of liens or other adverse claims other than Permitted Liens;

          (s) Foothill shall have received such Collateral Access Agreements from lessors, warehousemen, bailees, and other third persons as Foothill may require;

          (t) Foothill shall have received satisfactory evidence that Borrower is not delinquent in respect of any material obligations of Borrower;

          (u) There shall not have occurred any material adverse change in the financial condition of Borrower (from the financial condition thereof as reflected in Borrower's most recent audited financial statements provided to Foothill prior to the Effective Date), nor shall there exist any material impairment of the value of the Collateral;

          (v) Foothill's counsel shall have received and reviewed all material agreements to which Borrower is a party pursuant to which Borrower is the licensee of General Intangibles, or pursuant to which Borrower is obligated to pay royalties, and the results of such review shall be satisfactory to Foothill;

          (w) Borrower shall have given Foothill at least 30 days prior written notice of the date that Borrower wishes to obtain the first Advance under this Agreement, to permit Foothill time to re-audit Borrower before such date, Borrower shall have provided Foothill a reasonable opportunity to conduct such audit, and such audit shall have been completed by Foothill; and

          (x) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Foothill and its counsel.

     3.2 CONDITIONS PRECEDENT TO THE INITIAL M&E-BASED ADVANCE. The obligation of Foothill to make the initial M&E-Based Advance is subject to the fulfillment, to the satisfaction of Foothill and its counsel, of the following condition on or before the date of making thereof (except to the extent that Foothill, in its sole discretion, waives or postpones, in whole or in part, the satisfaction of such condition):

          (a) if, as of the proposed date of making of such initial M&E-Based Advance, the most recent appraisal of the Eligible Equipment received by Foothill would be more than six months old, Borrower shall have given Foothill at least 30 days prior written notice of the date that Borrower wishes to obtain the initial M&E-Based Advance, to permit Foothill to cause the Eligible Equipment to be re-appraised if Foothill so elects, and, if Foothill does so elect, Borrower shall have provided Foothill and the appraiser selected by Foothill a reasonable opportunity to conduct such reappraisal of the Eligible Equipment.

     3.3 CONDITIONS PRECEDENT TO ALL ADVANCES. The following shall be conditions precedent to all Advances hereunder:

          (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

          (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof; and

          (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any governmental authority against Borrower, Foothill, or any of their Affiliates.

     3.4 TERM; AUTOMATIC RENEWAL. This Agreement shall become effective upon the execution and delivery hereof by Borrower and Foothill and shall continue in full force and effect for a term ending on the date (the "Renewal Date") that is 3 years from the Effective Date and automatically shall be renewed for successive 1 year periods thereafter, unless sooner terminated pursuant to the terms hereof. Either party may terminate this Agreement effective on the Renewal Date or on any 1 year anniversary of the Renewal Date by giving the other party at least 90 days prior written notice. The foregoing notwithstanding, Foothill shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

     3.5  EFFECT OF TERMINATION.  On the date of termination of this
Agreement, all Obligations immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of Borrower's duties, Obligations, or covenants hereunder, and Foothill's continuing security interests in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and Foothill's obligation to provide additional credit hereunder is terminated. If Borrower has sent a notice of termination pursuant to the provisions of Section
                                                                        -------
3.4, but fails to pay the Obligations in full on the date set forth in said
---
notice, then Foothill may, but shall not be required to, renew this Agreement for an additional term of 1 year.

     3.6  EARLY TERMINATION BY BORROWER.  The provisions of Section 3.4
                                                                 -----------
that allow termination of this Agreement by Borrower only on the Renewal Date and certain anniversaries thereof notwithstanding, Borrower has the option, at any time upon 30 days prior written notice to Foothill, to terminate this Agreement by paying to Foothill, in cash, the Obligations, in full, together with a premium (the "Early Termination Premium") equal to the greater of (a) the total interest for the immediately preceding 6 months, and (b) $150,000.

     3.7 TERMINATION UPON EVENT OF DEFAULT. If Foothill terminates this Agreement upon the occurrence of an Event of Default, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Foothill's lost profits as a result thereof, Borrower shall pay to Foothill upon the effective date of such termination, a premium in an amount equal to the Early Termination Premium. The Early Termination Premium shall be presumed to be the amount of damages sustained by Foothill as the result of the early termination and Borrower agrees that it is reasonable under the circumstances currently existing. The Early Termination Premium provided for in this Section 3.7 shall
                                                              -----------
be deemed included in the Obligations.

  4. CREATION OF SECURITY INTEREST.

     4.1 GRANT OF SECURITY INTEREST. Borrower hereby grants to Foothill a continuing security interest in all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Foothill's security interests in the Collateral shall attach to all Collateral without further act on the part of Foothill or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, Borrower has no authority, express or implied, to dispose of any item or portion of the Collateral.

     4.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrower, immediately upon the request of Foothill, shall endorse and deliver physical possession of such Negotiable Collateral to Foothill.

     4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL. At any time, Foothill or Foothill's designee may (a) notify customers or Account Debtors of Borrower that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Foothill or that Foothill has a security interest therein, and (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to the Loan Account. Borrower agrees that it will hold in trust for Foothill, as Foothill's trustee, any Collections that it receives and immediately will deliver said Collections to Foothill in their original form as received by Borrower.

     4.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. At any time upon the request of Foothill, Borrower shall execute and deliver to Foothill all financing statements, continuation financing statements, fixture filings, security agreements and supplements thereto, pledges and supplements thereto, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Foothill reasonably may request, in form reasonably satisfactory to Foothill, to perfect and continue perfected Foothill's security interests in the Collateral, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. Without limiting the foregoing, Borrower agrees to execute and deliver any Control Agreements, security agreements, financing statements, or other documents reasonably required by Foothill to create, perfect, or maintain the perfection or priority of, its Liens on Borrower's Securities Accounts and related Investment Property.

     4.5 POWER OF ATTORNEY. Borrower hereby irrevocably makes, constitutes, and appoints Foothill (and any of Foothill's officers, employees, or agents designated by Foothill) as Borrower's true and lawful attorney, with power to (a) if

Borrower refuses to, or fails timely to execute and deliver any of the documents  described in Section 4.4, sign the name of Borrower on any of
                        -----------
the documents described in Section 4.4, (b) at any time that an Event of Default
                           -----------
has occurred and is continuing or Foothill deems itself insecure, sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse Borrower's name on any Collection item that may come into Foothill's possession, (e) at any time that an Event of Default has occurred and is continuing or Foothill deems itself insecure, notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Foothill, to receive and open all mail addressed to Borrower, and to retain all mail relating to the Collateral and forward all other mail to Borrower, (f) at any time that an Event of Default has occurred and is continuing or Foothill deems itself insecure, make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (g) at any time that an Event of Default has occurred and is continuing or Foothill deems itself insecure, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms that Foothill in good faith believes to be reasonable, and Foothill may cause to be executed and delivered any documents and releases that Foothill determines to be necessary. The appointment of Foothill as Borrower's attorney, and each and every one of Foothill's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Foothill's obligation to extend credit hereunder is terminated.

     4.6 RIGHT TO INSPECT. (a) So long as no Event of Default has occurred and is continuing and Foothill does not deem itself insecure, Foothill (through any of its officers, employees, or agents) shall have the right, from time to time hereafter upon prior notification to Borrower and during normal business hours, to inspect Borrower's Books and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

          (b) Upon the occurrence and during the continuation of an Event of Default or if Foothill deems itself insecure, Foothill (through any of its officers, employees, or agents) shall have the right, from time to time hereafter without prior notification to Borrower and at any time or times determined by Foothill in its sole discretion, to inspect Borrower's Books and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

     4.7 CONTROL AGREEMENTS. Foothill agrees that it will not give any Notice of Exclusive Control unless an Event of Default has occurred and is continuing or if Foothill deems itself insecure. Borrower agrees that it will not transfer assets out of any Securities Accounts other than as permitted under Section 7.22 and, if
                                                         ------------
to another securities intermediary, unless each of Borrower, Foothill, and the substitute securities intermediary have entered into a Control Agreement. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other Investment Property shall be modified by Borrower without the prior written consent of Foothill. Upon the occurrence and during the continuance of an Event of Default or if Foothill deems itself insecure, Foothill may notify any securities intermediary to liquidate or transfer the applicable Securities Account or any Investment Property maintained or held thereby and remit the proceeds thereof to the Foothill Account.

     5.   REPRESENTATIONS AND WARRANTIES.

          In order to induce Foothill to enter into this Agreement, Borrower makes the following representations and warranties which shall be true, correct, and complete in all respects as of the date hereof, and shall be true, correct, and complete in all respects as of the Effective Date, and at and as of the date of the making of each Advance made thereafter, as though made on and as of the date of such Advance (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

     5.1 NO ENCUMBRANCES. Borrower has good and indefeasible title to the Collateral, free and clear of Liens except for Permitted Liens.

     5.2 ELIGIBLE ACCOUNTS. The Eligible Accounts are bona fide existing obligations created by the sale and delivery of Inventory, the rendition of services, or the licensing of General Intangibles to Account Debtors in the ordinary course of Borrower's business, unconditionally owed to Borrower without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. The property giving rise to such Eligible Accounts has been delivered to the Account Debtor, or to the Account Debtor's agent for immediate shipment to and unconditional acceptance by the Account Debtor. Borrower has not received notice of actual or imminent bankruptcy, insolvency, or material impairment of the financial condition of any Account Debtor regarding any Eligible Account.

     5.3 ELIGIBLE EQUIPMENT. All Eligible Equipment is of good and merchantable quality, free from defects.

     5.4 EQUIPMENT. All of the Equipment is used or held for use in Borrower's business and is fit for such purposes.

     5.5 LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party (without

Foothill's prior written consent) and are located only at the locations identified on

Schedule 6.12 or otherwise permitted by Section 6.12.
-------------                           ------------

     5.6 INVENTORY RECORDS. Borrower keeps correct and accurate records itemizing and describing the kind, type, quality, and quantity of the Inventory, and Borrower's cost therefor.

     5.7 LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN. The chief executive office of Borrower is located at the address indicated in the preamble to this Agreement and Borrower's FEIN is 04-2798394.

     5.8  DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

          (a) Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to have a Material Adverse Change.

          (b) Set forth on Schedule 5.8, is a complete and accurate description
                           ------------
of the authorized capital Stock of Borrower, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding and the number of such shares that are held in Borrower's treasury. All such outstanding shares have been validly issued and, as of the Closing Date, are fully paid, nonassessable shares free of contractual preemptive rights. The issuance and sale of all such shares have been in compliance with all applicable federal and state securities laws. Except as disclosed in Section 8.g. of the Securities Issuance Agreement, there are no subscriptions, options, warrants, or calls relating to any shares of Borrower's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.


          (c) Set forth on Schedule 5.8, is a complete and accurate list of
                           ------------
Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their incorporation; (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

          (d) Except as set forth on Schedule 5.8, no capital Stock (or any
                                     ------------
securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for capital Stock) of any direct or indirect Subsidiary of Borrower is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

     5.9  DUE AUTHORIZATION; NO CONFLICT.

          (a) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary corporate action.

          (b) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation (including Regulations G, T, U, and X of the Federal Reserve Board) applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material lease of Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of Borrower.

          (c) Other than the filing of appropriate financing statements, fixture filings, and mortgages, the execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

          (d) This Agreement and the Loan Documents to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

          (e) The Liens granted by Borrower to Foothill in and to its properties and assets pursuant to this Agreement and the other Loan Documents are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

          5.10 LITIGATION. There are no actions or proceedings pending by or against Borrower before any court or administrative agency and Borrower does not have knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower or any guarantor of the Obligations, except for: (a) ongoing collection matters in which Borrower is the plaintiff; (b) matters disclosed on
Schedule 5.10; and (c) matters arising after the date hereof that, if decided
-------------
adversely to Borrower, would not have a Material Adverse Change.

          5.11 NO MATERIAL ADVERSE CHANGE. All financial statements relating to Borrower or any guarantor of the Obligations that have been delivered by Borrower to Foothill have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present Borrower's (or such guarantor's, as applicable) financial condition as of the date thereof and Borrower's results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrower (or such guarantor, as applicable) since the date of the latest financial statements submitted to Foothill on or before the Effective Date.

          5.12 SOLVENCY. Borrower is Solvent. No transfer of property is being made by Borrower and no obligation is being incurred by Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower.

          5.13 EMPLOYEE BENEFITS. None of Borrower, any of its Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan, other than those listed on Schedule 5.13. Borrower, each of its Subsidiaries
                           -------------
and each ERISA Affiliate have satisfied the minimum funding standards of ERISA and the IRC with respect to each Benefit Plan to which it is obligated to contribute. No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Change. None of Borrower or its Subsidiaries, any ERISA Affiliate, or any fiduciary of any Plan is subject to any direct or indirect liability with respect to any Plan under any applicable law, treaty, rule, regulation, or agreement. None of Borrower or its Subsidiaries or any ERISA Affiliate is required to provide security to any Plan under Section 401(a)(29) of the IRC.

          5.14 ENVIRONMENTAL CONDITION. None of Borrower's properties or assets has ever been used by Borrower or, to the best of Borrower's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials. None of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute. No Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by Borrower. Borrower has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower resulting in the releasing or disposing of any material quantity of Hazardous Materials into the environment, which, if complied with by Borrower, or if determined adversely to Borrower, reasonably could be expected to (i) result in a material liability of Borrower, (ii) materially interfere with Borrower's business or operations as then conducted, or (iii) materially impair the value or marketability of the Collateral.

          5.15 INTELLECTUAL PROPERTY. Borrower owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, source code, mask-works, trade secrets and know-how (collectively, the "Intellectual Property") that are necessary for the operation of its business as currently conducted. No claim is pending or threatened in writing to the effect that Borrower infringes upon, or conflicts with, the asserted rights of any other Person under any Intellectual Property, and there is no basis for any such claim (whether pending or threatened, and which, if determined adversely to Borrower, reasonably could be expected to result in a Material Adverse Change). No claim is pending or threatened in writing to the effect that any such Intellectual Property owned or licensed by Borrower or in which Borrower otherwise has the right to use is invalid or unenforceable by Borrower, and there is no basis for any such claim (whether or not pending or threatened, and which, if determined adversely to Borrower, reasonably could be expected to result in a Material Adverse Change).

      6.  AFFIRMATIVE COVENANTS.

          Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, and unless Foothill shall otherwise consent in writing, Borrower shall do all of the following:

          6.1 ACCOUNTING SYSTEM. Maintain a standard and modern system of accounting that enables Borrower to produce financial statements in accordance with GAAP, and maintain records pertaining to the Collateral that contain information as from time to time may be requested by Foothill. Borrower also shall keep a modern inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

          6.2 COLLATERAL REPORTING. Provide Foothill with the following documents at the following times in form satisfactory to Foothill: (a) on each Business Day (except that during periods where the balance of Obligations is zero dollars, such reporting need occur only monthly for each such calendar month, by the 10th day of the next following calendar month), a sales journal, collection journal, and credit register since the last such schedule and a calculation of the Borrowing Base as of such date, (b) on a monthly basis and, in any event, by no later than the 10th day of each month during the term of this Agreement, (i) a detailed calculation of the Borrowing Base, and (ii) a detailed aging, by total, of the Accounts, together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Foothill, (c) on a monthly basis and, in any event, by no later than the 10th day of each month during the term of this Agreement, a summary aging, by vendor, of Borrower's accounts payable and any book overdraft, (d) with respect to each calendar month, by the 10th day of the next following calendar month, a report summarizing Borrower's royalty payments during such preceding month, and indicating any delinquencies of Borrower, if any, with respect to any such royalty payments due to third parties, (e) on each Business Day (except that during periods where the balance of Obligations is zero dollars, such reporting need occur only monthly for each such calendar month, by the 10th day of the next following calendar month), notice of all returns, disputes, or claims, (f) upon request, copies of invoices in connection with the Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with the Accounts and for Inventory and Equipment acquired by Borrower, purchase orders and invoices, (g) on a quarterly basis, a detailed list of Borrower's customers,
(h) on a monthly basis, a calculation of the Dilution for the prior month; and
(i) such other reports as to the Collateral, the financial condition of Borrower, or the compliance of Borrower with Section 6.16, as Foothill
                                             ------------
reasonably may request from time to time. Original invoices evidencing each sale or licensing transaction shall be mailed by Borrower to each Account Debtor and, at Foothill's direction if an Event of Default has occurred or if Foothill deems itself insecure, the invoices shall indicate on their face that the Account has been assigned to Foothill and that all payments are to be made directly to Foothill.

          6.3  FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.  Deliver to
Foothill: (a) as soon as available, but in any event within 30 days after the end of each month during each of Borrower's fiscal years, a company prepared balance sheet, income statement, and statement of cash flow covering Borrower's operations during such period; and (b) as soon as available, but in any event within 90 days after the end of each of Borrower's fiscal years, financial statements of Borrower for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Foothill and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP, together with a certificate of such accountants addressed to Foothill stating that such accountants have reviewed this Agreement and that during the course of their audit they did not obtain knowledge of the existence of any Default or Event of Default; provided that, in preparing and providing
                                    --------
such certificate, such accountants shall not be required to engage in any special procedures (other than review of this Agreement) in which they would not otherwise have engaged in connection with such audit but for the requirements of this Agreement. Such audited financial statements shall include a balance sheet, profit and loss statement, and statement of cash flow and, if prepared, such accountants' letter to management. If

Borrower is a parent company of one or more Subsidiaries, or Affiliates, or is a Subsidiary or Affiliate of another company, then, in addition to the financial statements referred to above, Borrower agrees to deliver financial statements prepared on a consolidating basis so as to present Borrower and each such related entity separately, and on a consolidated basis.

          Together with the above, Borrower also shall deliver to Foothill Borrower's Form 10-Q Quarterly Reports, Form 10-K Annual Reports, and Form 8-K Current Reports, and any other filings made by Borrower with the Securities and Exchange Commission, if any, as soon as the same are filed, or any other information that is provided by Borrower to its shareholders generally, and any other report reasonably requested by Foothill relating to the financial condition of Borrower.

          Each month, together with the financial statements provided pursuant to Section 6.3(a), Borrower shall deliver to Foothill a certificate signed by
   --------------
its chief financial officer to the effect that: (i) all financial statements delivered or caused to be delivered to Foothill hereunder have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present the financial condition of Borrower, (ii) the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), (iii) for each month that also is the date on which a financial covenant in Section 7.20
                                                                  ------------
is to be tested, a Compliance Certificate demonstrating in reasonable detail compliance at the end of such period with the applicable financial covenants contained in Section 7.20, and (iv) on the date of delivery of such certificate
             ------------
to Foothill there does not exist any condition or event that constitutes a Default or Event of Default (or, in the case of clauses (i), (ii), or (iii), to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto).

          Borrower shall have issued written instructions to its independent certified public accountants authorizing them to communicate with Foothill and to release to Foothill whatever financial information concerning Borrower that Foothill reasonably may request. Borrower hereby irrevocably authorizes and directs all auditors, accountants, or other third parties to deliver to Foothill, at Borrower's expense, copies of Borrower's financial statements, papers related thereto, and other accounting records of any nature in their possession, and to disclose to Foothill any information they may have regarding Borrower's business affairs and financial conditions.

     6.4 TAX RETURNS. Deliver to Foothill copies of each of Borrower's future federal income tax returns, and any amendments thereto, within 30 days of the filing thereof with the Internal Revenue Service.

          6.5 GUARANTOR REPORTS. Cause any guarantor of any of the Obligations to deliver its annual financial statements at the time when Borrower provides its audited financial statements to Foothill and copies of all federal income tax returns as soon as the same are available and in any event no later than 30 days after the same are required to be filed by law.

          6.6 RETURNS. Cause returns and allowances, if any, as between Borrower and its Account Debtors to be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. If, at a time when no Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to Borrower, Borrower promptly shall determine the reason for such return and, if Borrower accepts such return, issue a credit memorandum (with a copy to be sent to Foothill) in the appropriate amount to such Account Debtor. If, at a time when an Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to Borrower, Borrower promptly shall determine the reason for such return and, if Foothill consents (which consent shall not be unreasonably withheld), issue a credit memorandum (with a copy to be sent to Foothill) in the appropriate amount to such Account Debtor.

          6.7 TITLE TO EQUIPMENT. Upon Foothill's request, Borrower immediately shall deliver to Foothill, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment.

          6.8 MAINTENANCE OF EQUIPMENT. Maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Other than those items of Equipment that constitute fixtures on the Closing Date, Borrower shall not permit any item of Equipment to become a fixture to real estate or an accession to other property, and such Equipment shall at all times remain personal property.

          6.9 TAXES. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower or any of its property to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest.
Borrower shall make due and timely payment or deposit of all such federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Foothill, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto. Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Foothill with proof satisfactory to Foothill indicating that Borrower has made such payments or deposits.

     6.1  INSURANCE.

          (a) At its expense, keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses. Borrower also shall maintain business interruption, public liability, product liability, and property damage insurance relating to Borrower's ownership and use of the Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation.

          (b) At its expense, obtain and maintain (i) insurance of the type necessary to insure any Real Property of Borrower, for the full replacement cost thereof, against any loss by fire, lightning, windstorm, hail, explosion, aircraft, smoke damage, vehicle damage, earthquakes, elevator collision, and other risks from time to time included under "extended coverage" policies, in such amounts as Foothill may require, but in any event in amounts sufficient to prevent Borrower from becoming a co-insurer under such policies, (ii) combined single limit bodily injury and property damages insurance against any loss, liability, or damages on, about, or relating to each parcel of Real Property, in an amount of not less than $5,000,000; and (iii) insurance for such other risks as Foothill may require. Replacement costs, at Foothill's option, may be redetermined by an insurance appraiser, satisfactory to Foothill, not more frequently than once every 12 months at Borrower's cost.

          (c) All such policies of insurance shall be in such form, with such companies, and in such amounts as may be reasonably satisfactory to Foothill. All insurance required herein shall be written by companies which are authorized to do insurance business in the State of California. All hazard insurance and such other insurance as Foothill shall specify, shall contain a California Form 438BFU (NS) lender's loss payable endorsement, or an equivalent endorsement satisfactory to Foothill, showing Foothill as sole loss payee thereof, and shall contain a waiver of warranties. Every policy of insurance referred to in this
Section 6.10 shall contain an agreement by the insurer that it will not cancel
------------
such policy except after 30 days prior written notice to Foothill and that any loss payable thereunder shall be payable notwithstanding any act or negligence of Borrower or Foothill which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding (i) occupancy or use of any Real Property for purposes more hazardous than permitted by the terms of such policy, (ii) any foreclosure or other action or proceeding taken by Foothill pursuant to the Loan Documents upon the happening of an Event of Default, or (iii) any change in title or ownership of any Real Property. Borrower shall deliver to Foothill certified copies of such policies of insurance and evidence of the payment of all premiums therefor.

          (d) Original policies or certificates thereof satisfactory to Foothill evidencing such insurance shall be delivered to Foothill at least 30 days prior to the expiration of the existing or preceding policies. Borrower shall give Foothill prompt notice of any loss covered by such insurance, and Foothill shall have the right to adjust any loss involving a claim in excess of $500,000. Foothill in its discretion shall have the exclusive right to adjust all such losses payable under any such insurance policies without any liability to Borrower whatsoever in respect of such adjustments (other than liability for bad faith or willful misconduct). Any monies received as payment for any loss under any insurance policy including the insurance policies mentioned above, shall be paid over to Foothill to be applied at the option of Foothill either to the prepayment of the Obligations without premium, in such order or manner as Foothill may elect, or shall be disbursed to Borrower under stage payment terms satisfactory to Foothill for application to the cost of repairs, replacements, or restorations. All repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction. Upon the occurrence of an Event of Default, Foothill shall have the right to apply all prepaid premiums to the payment of the Obligations in such order or form as Foothill shall determine.

          (e) Borrower shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.10, unless Foothill is included thereon as named insured with the
     ------------
loss payable to Foothill under a standard California 438BFU (NS) lender's loss payable endorsement, or its local equivalent. Borrower immediately shall notify Foothill whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and originals of such policies immediately shall be provided to Foothill.

     6.11 NO SETOFFS OR COUNTERCLAIMS. Make payments hereunder and under the other Loan Documents by or on behalf of Borrower without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

     6.12 LOCATION OF INVENTORY AND EQUIPMENT.  Keep the Inventory and
Equipment only at the locations identified on Schedule 6.12; provided, however,
                                              -------------  --------  -------
that Borrower may amend Schedule 6.12 so long as such amendment occurs by
                        -------------
written notice to Foothill not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Foothill's security interests in such assets and also provides to Foothill a Collateral Access Agreement.

     6.13 COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not have and could not reasonably be expected to have a Material Adverse Change.

     6.14 EMPLOYEE BENEFITS.

          (a) Cause to be delivered to Foothill, each of the following: (i) promptly, and in any event within 10 Business Days after Borrower or any of its Subsidiaries knows or has reason to know that an ERISA Event has occurred that reasonably could be expected to result in a Material Adverse Change, a written statement of the chief financial officer of Borrower describing such ERISA Event and any action that is being taking with respect thereto by Borrower, any such Subsidiary or ERISA Affiliate, and any action taken or threatened by the IRS, Department of Labor, or PBGC. Borrower or such Subsidiary, as applicable, shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor, (ii) promptly, and in any event within 3 Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate with respect to such request, and (iii) promptly, and in any event within 3 Business Days after receipt by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice.

          (b) Cause to be delivered to Foothill, upon Foothill's request, each of the following: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of Borrower or its Subsidiaries;
(ii) the most recent determination letter issued by the IRS with respect to each Benefit Plan; (iii) for the three most recent plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (iv) all actuarial reports prepared for the last three plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by Borrower or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of Borrower or its Subsidiaries under any Retiree Health Plan.

     6.15 LEASES AND LICENSES. Pay when due all rents, royalties, license fees, and other amounts payable under any leases or licenses to which Borrower is a party or by which Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest. To the extent that Borrower fails timely to make payment of such rents, royalties, license fees, and other amounts payable when due under its leases and licenses, Foothill shall be entitled, in its discretion, to reserve an amount equal to such unpaid amounts against the Borrowing Base if and to the extent Foothill reasonably determines that Borrower's failure to pay such reserved amounts could reasonably be expected to
(a) result in or lead to the imposition of a Lien on all or part of the Collateral (other than a Permitted Lien), or (b) impair the ability of Borrower to sell or license its products in the ordinary course of its business (such as, by way of illustration, but not by way of limitation, if the failure to pay a royalty due with respect to a licensed General Intangible could result in the termination of such license, and if such license is needed by Borrower to produce, sell, or license Borrower's products).

     6.16 COPYRIGHT REGISTRATION. Borrower shall, no less frequently than monthly, unless Foothill in Foothill's sole discretion agrees otherwise, (a) cause all new copyrights generated by Borrower (other than Exempt Copyrights) to be registered with the United States Copyright Office in a manner sufficient to impart constructive notice of Borrower's ownership thereof, and (b) cause to be prepared, executed, and delivered to Foothill supplemental schedules to the Copyright Security Agreement reflecting the security interest of Foothill in such new copyrights (other than Exempt Copyrights, which, although subject to Foothill's security interest, shall not be required to be registered until such time, if any, as they cease to be Incipient Copyrights), which supplemental schedules shall be in form and content suitable for registration with the United States Copyright Office so as to give constructive notice, when so registered, of the transfer by Borrower to Foothill of a security interest in such copyrights.

  7. NEGATIVE COVENANTS.

     Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower will not do any of the following without Foothill's prior written consent:

          7.1 INDEBTEDNESS. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

               (a) Indebtedness evidenced by this Agreement;

               (b) Permitted Subordinated Indebtedness and obligations of Borrower with respect to Permitted Preferred Stock (to the extent, if any, that any such obligations might be construed to constitute Indebtedness, without stipulating that they do or do not);

               (c) Indebtedness set forth in Schedule 7.1;
                                             ------------

               (d) Indebtedness secured by Permitted Liens;

               (e) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b), (c) or (d) of this Section 7.1 (and continuance
                                                 -----------
or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrower,
(ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, and (iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to Foothill as those applicable to the refinanced Indebtedness; and

               (f) Guarantees by Borrower of Indebtedness of Subsidiaries of Borrower to the extent that such guarantees are Permitted Subsidiary Investments.

          7.2 LIENS. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under
Section 7.1(d) and so long as the replacement Liens only encumber those assets
--------------
or property that secured the original Indebtedness).

          7.3 RESTRICTIONS ON FUNDAMENTAL CHANGES. Except in connection with Permitted Dispositions, enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its capital Stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its property or assets.

          7.4 DISPOSAL OF ASSETS. Except for Permitted Dispositions, sell, lease, license, assign, transfer, or otherwise dispose of any of Borrower's properties or assets.

          7.5 CHANGE NAME. Change Borrower's name, FEIN, corporate structure (within the meaning of Section 9402(7) of the Code), or identity, or add any new fictitious name.

          7.6 GUARANTEE. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to Foothill, except for guarantees of the Indebtedness of Subsidiaries of Borrower to the extent permitted by Section 7.1(f) of this
                                                    --------------
Agreement.

          7.7 NATURE OF BUSINESS. Make any change in the principal nature of Borrower's business.

          7.8 PREPAYMENTS AND AMENDMENTS.

               (a) Except in connection with a refinancing permitted by Section
                                                                   -------
7.1(d), prepay, redeem, retire, defease, purchase, or otherwise acquire any
------
Indebtedness owing to any third Person, other than the Obligations in accordance with this Agreement;

               (b) make any payment with respect to any Subordinated Indebtedness in violation of the terms of the Subordination Agreement applicable thereto (giving maximum effect to any optional or discretionary right of Borrower to subordinate or defer payment of such Subordinated Indebtedness to payment of the Obligations); and

               (b) Directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b), (c), (d), or (e).
      ---------------------------------

          7.9 CHANGE OF CONTROL. Cause, permit, or suffer, directly or indirectly, any Change of Control.

          7.10 CONSIGNMENTS. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

          7.11 DISTRIBUTIONS. Make any distribution or declare or pay any dividends (in cash or other property, other than capital Stock) on, or purchase, acquire, redeem, or retire any of Borrower's capital stock, of any class, whether now or hereafter outstanding, except that, so long as no Event of Default has occurred and is continuing, Borrower may declare and pay ordinary cash dividends mandatorily payable with respect to any outstanding Permitted Preferred Stock if, after giving effect to any such declaration and payment of such dividends, Borrower has Availability of at least $1,000,000.

          7.12 ACCOUNTING METHODS. Modify or change its method of accounting or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower's accounting records without said accounting firm or service bureau agreeing to provide Foothill information regarding the Collateral or

Borrower's financial condition. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Foothill pursuant to or in accordance with this Agreement, and agrees that Foothill may contact directly any such accounting firm or service bureau in order to obtain such information.

          7.13 INVESTMENTS. Directly or indirectly make, acquire, or incur any liabilities (including contingent obligations) for or in connection with (a) the acquisition of the securities of (whether debt or equity), or other interests in, a Person, (b) loans, advances, capital contributions, equity contributions, or transfers of property to a Person, or (c) the acquisition of all or substantially all of the properties or assets of a Person, except for Permitted Subsidiary Investments and except for Permitted Ordinary Course Investments. In addition, Borrower may create and invest in new foreign Subsidiaries, so long as each of the follow conditions is satisfied: (i) Borrower provides at least thirty (30) days prior written notice to Foothill of the relevant particulars (such as the exact legal name of such new Subsidiary of Borrower, its form of organization and jurisdiction of organization, and the jurisdictions or locations in which it proposes to engage in business); (ii) Borrower pledges at least the Applicable Number of Shares of Stock of such new foreign Subsidiary to Foothill pursuant to a written pledge agreement in form and substance reasonably satisfactory to Foothill at the time such Stock first is issued; and (iii) all Investments in such Subsidiaries collectively are subject to and included within the limitations set forth herein with respect to Permitted Subsidiary Investments.

          7.14 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms, that are fully disclosed to Foothill, and that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-Affiliate.

          7.15 SUSPENSION. Suspend or go out of a substantial portion of its business.

          7.16 PREFERRED STOCK. Authorize the issuance of, issue, or sell any Preferred Stock, other than Permitted Preferred Stock.

          7.17 USE OF PROCEEDS. Use the proceeds of the Advances made hereunder for any purpose other than (a) on the Closing Date, to pay transactional costs and expenses incurred in connection with this Agreement, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted corporate purposes.

          7.18 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT WITH BAILEES. Relocate its chief executive office to a new location without providing 30 days prior written notification thereof to Foothill and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Foothill's security interests and also provides to Foothill a Collateral Access Agreement with respect to such new location. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Foothill's prior written consent.

     7.19 NO PROHIBITED TRANSACTIONS UNDER ERISA.  Directly or indirectly:

          (a) engage, or permit any Subsidiary of Borrower to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

          (b) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the IRC), whether or not waived;

          (c) fail, or permit any Subsidiary of Borrower to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

          (d) terminate, or permit any Subsidiary of Borrower to terminate, any Benefit Plan where such event would result in any liability of Borrower, any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA;

          (e) fail, or permit any Subsidiary of Borrower to fail, to make any required contribution or payment to any Multiemployer Plan;

          (f) fail, or permit any Subsidiary of Borrower to fail, to pay any required installment or any other payment required under Section 412 of the IRC on or before the due date for such installment or other payment;

          (g) amend, or permit any Subsidiary of Borrower to amend, a Plan resulting in an increase in current liability for the plan year such that either of Borrower, any Subsidiary of Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the IRC; or

          (h) withdraw, or permit any Subsidiary of Borrower to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA;

which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of Borrower, any of its Subsidiaries or any ERISA Affiliate in excess of $100,000.

     7.20 FINANCIAL COVENANTS.  Fail to maintain:

          (a) Net Worth. Consolidated Net Worth of Borrower and its consolidated Subsidiaries of at least negative seven million dollars (- $7,000,000), measured on a fiscal quarter-end basis; and

          (b) Working Capital. Fail to maintain Working Capital of not less than negative sixteen million five hundred thousand dollars (-$16,500,000), measured on a fiscal quarter-end basis.

     7.21 CAPITAL EXPENDITURES. Make capital expenditures in any fiscal year in excess of four million dollars ($4,000,000).

     7.22  SECURITIES ACCOUNTS.  Borrower shall not establish or maintain any Securities Account unless Foothill shall have received a Control Agreement, duly executed and in full force and effect, in respect of such Securities Account. Borrower agrees that it will not transfer assets out of any Securities Accounts; provided, however, that, so long as no Event of Default has occurred
          --------  -------
and is continuing or would result therefrom, Borrower may use such assets to the extent permitted by this Agreement.

  8. EVENTS OF DEFAULT.

          Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

          8.1 If Borrower fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Foothill, reimbursement of Foothill Expenses, or other amounts constituting Obligations); provided, however, that, subject to the further proviso set forth below, in the
--------  -------
case of failure by Borrower to make any payment otherwise due under the Loan Documents that results from the charging by Foothill to the Loan Account of Foothill Expenses, and if such failure is not the result of intentional non-payment by Borrower, intentional misrepresentation by Borrower, or fraud on the part of Borrower, any such event shall not constitute an Event of Default unless, within three (3) Business Days of telephonic notice from Foothill to Borrower of any such delinquent payment Obligation, Borrower fails to repay in full or otherwise eliminate such payment delinquency; and provided, further,
                                                          --------  -------
that, during any period of time that any payment delinquency exists, even if such payment delinquent is not yet an Event of Default by virtue of the existence of a grace or cure period or the pre-condition of the giving of a notice, Foothill shall not be required during such period to make Advances to Borrower;

          8.2 (a) If Borrower fails or neglects to perform, keep, or observe, in any material respect, any term, provision, condition, covenant, or agreement contained in Sections 6.2 (Collateral Reporting), 6.3 (Financial Statements,
             ------------                         ---
Reports, Certificates), 6.5 (Guarantor Reports), or 6.16 (Copyright
                        ---                         ----
Registration) of this Agreement and such failure continues for a period of 5 days from the date of such failure or neglect; (b) If Borrower fails or neglects to perform, keep, or observe, in any material respect, any term, provision, condition, covenant, or agreement contained in Sections 6.4 (Tax Returns), 6.7
                                               ------------                ---
(Title to Equipment), 6.12 (Location of Inventory and Equipment), 6.13
                      ----                                        ----
(Compliance with Laws), 6.14 (Employee Benefits), or 6.15 (Leases and Licenses)
                        ----                         ----
of this Agreement and such failure continues for a period of 10 days from the date of such failure or neglect; (c) If Borrower fails or neglects to perform, keep, or observe, in any material respect, any term, provision, condition, covenant, or agreement contained in Sections 6.1 (Accounting System), 6.6
                                    ------------                      ---
(Returns), or 6.8 (Maintenance of Equipment) of this Agreement and such failure
              ---
continues for a period of 15 days from the date of such failure or neglect; or
(d) If Borrower fails or neglects to perform, keep, or observe, in any material respect, any other term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Agent (other than any such term, provision, condition, covenant, or agreement that is the subject of another provision of this Section 8);
                  ---------

          8.3  If there is a Material Adverse Change;

          8.4 If any material portion of Borrower's properties or assets having a value of at least $50,000 is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person, and such attachment, seizure, writ, warrant, or levy is not released, discharged, or bonded against before the earlier of 30 days of the date it first arises or 5 days prior to the date when such property or asset is subject to being forfeited by Borrower;

          8.5  If an Insolvency Proceeding is commenced by Borrower;

          8.6 If an Insolvency Proceeding is commenced against Borrower and any of the following events occur: (a) Borrower consents to the institution of the Insolvency Proceeding against it; (b) the petition commencing the Insolvency Proceeding is not timely controverted; (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period,
                    --------  -------
Foothill shall be relieved of its obligation to extend credit hereunder; (d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower; or (e) an order for relief shall have been issued or entered therein;

          8.7 If Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

          8.8 (a) If a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's properties or assets by the United States (or any department or agency thereof), or if any taxes or debts owing at any time hereafter to the United States (or any department or agency thereof) becomes a lien, whether choate or otherwise, upon any of Borrower's properties or assets; or

               (b) If a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's properties or assets by any state, county, municipal, or other non-federal governmental agency, or if any taxes or debts owing for an amount in excess of $100,000 at any time hereafter to any one or more of such entities becomes a lien, whether choate or otherwise, upon any of Borrower's properties or assets and, in any such case, such taxes or debts are not the subject of a Permitted Protest, and the lien, levy, or assessment is not released, discharged, or bonded against before the earlier of 30 days of the date it first arises or 5 days of the date when such property or asset is subject to being forfeited; provided, however, that during such period Foothill
-------- -------
shall be entitled to create a reserve against the Borrowing Base, in an amount sufficient to discharge such lien or encumbrance and any and all penalties or interest payable in connection therewith;

          8.9 If a judgment or other claim becomes a Lien upon any material property of Borrower and the same is not released, discharged, bonded against, or stayed pending appeal before the earlier of 30 days of the date it first arises or 5 days of the date when such property or asset is subject to being forfeited by Borrower;

          8.10 If there is a default in any material agreement to which Borrower is a party with one or more third Persons involving liabilities or obligations of Borrower in excess of $1,000,000 and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of Borrower's obligations thereunder;

          8.11 If Borrower makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

          8.12 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to Foothill by

Borrower or any officer, employee, agent, or director of Borrower, or if any such warranty or representation is withdrawn; or

          8.13 If the obligation of any guarantor under any guaranty of the Obligations or other third Person under any Loan Document is limited or terminated by operation of law or by the guarantor or other third Person thereunder, or any such guarantor or other third Person becomes the subject of an Insolvency Proceeding.

     9.   FOOTHILL'S RIGHTS AND REMEDIES.

          9.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default Foothill may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

               (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

               (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and Foothill;

               (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Foothill, but without affecting Foothill's rights and security interests in the Collateral (or, if and to the extent applicable, any Real Property), and without affecting the Obligations;

               (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Foothill considers advisable, and in such cases, Foothill will credit Borrower's Loan Account with only the net amounts received by Foothill in payment of such disputed Accounts after deducting all Foothill Expenses incurred or expended in connection therewith;

               (e) Cause Borrower to hold all returned Inventory in trust for Foothill, segregate all returned Inventory from all other property of Borrower or in Borrower's possession and conspicuously label said returned Inventory as the property of Foothill;

               (f) Without notice to or demand upon Borrower or any guarantor, make such payments and do such acts as Foothill considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Collateral if Foothill so requires, and to make the Collateral available to Foothill as Foothill may designate. Borrower authorizes Foothill to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Foothill's determination appears to conflict with its security interests and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned or leased premises, Borrower, to the extent that Borrower lawfully may do so, hereby grants Foothill a license to enter into possession of such premises and to occupy the same, without charge by Borrower, for up to 120 days in order to exercise any of Foothill's rights or remedies provided herein, at law, in equity, or otherwise;

          (g) Without notice to Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9505 of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Foothill (including any amounts received in the Lockbox Accounts), or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Foothill;

          (h) Hold, as cash collateral, any and all balances and deposits of Borrower held by Foothill, and any amounts received in the Lockbox Accounts, to secure the full and final repayment of all of the Obligations;

          (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Foothill is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, source code, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Foothill's benefit;

          (j) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Foothill determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

          (k) Foothill shall give notice of the disposition of the Collateral as follows:

               (1) Foothill shall give Borrower and each holder of a security interest in the Collateral who has filed with Foothill a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made;

               (2) The notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in Section 12, at least 10 days before the date
                                    ----------
fixed for the sale, or at least 10 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than Borrower claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Foothill;

               (3) If the sale is to be a public sale, Foothill also shall give notice of the time and place by publishing a notice one time at least 5 days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

          (l) Foothill may credit bid and purchase at any public sale; and

          (m) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Foothill to Borrower.

     9.2 REMEDIES CUMULATIVE. Foothill's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Foothill shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Foothill of one right or remedy shall be deemed an election, and no waiver by Foothill of any Event of Default shall be deemed a continuing waiver. No delay by Foothill shall constitute a waiver, election, or acquiescence by it.

     10.  TAXES AND EXPENSES.

          If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased or licensed properties or assets, rents, license fees, or other amounts payable under such leases or licenses) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Foothill determines that such failure by Borrower could result in a Material Adverse Change, in its discretion and without prior notice to Borrower, Foothill may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrower's Loan Account as Foothill deems necessary to protect Foothill from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in
Section 6.10, and take any action with respect to such policies as Foothill
------------
deems prudent. Any such amounts paid by Foothill shall constitute Foothill Expenses. Any such payments made by Foothill shall not constitute an agreement by Foothill to make similar payments in the future or a waiver by Foothill of any Event of Default under this Agreement. Foothill need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

     11.  WAIVERS; INDEMNIFICATION.

          11.1 DEMAND; PROTEST; ETC. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Foothill on which Borrower may in any way be liable.

          11.2 FOOTHILL'S LIABILITY FOR COLLATERAL. So long as Foothill complies with its obligations, if any, under Section 9207 of the Code, Foothill shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

          11.3 INDEMNIFICATION. Borrower shall pay, indemnify, defend, and hold Foothill, each Participant, and each of their respective officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). Borrower shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified
                              ------------
Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations.

      12. NOTICES.

          Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telefacsimile to Borrower or to Foothill, as the case may be, at its address set forth below:

          IF TO BORROWER:           BANYAN SYSTEMS INCORPORATED
                                    120 Flanders
                                    Road Westboro, Massachusetts 01581
                                    Attn:  Richard Spaulding, CFO
                                    Fax No. 508.366.6846

          WITH COPIES TO:           HALE AND DORR
                                    60 State Street
                                    Boston, Massachusetts 02109
                                    Attn:  Mark Borden, Esq.
                                    Fax No. 617.526.5000

          IF TO FOOTHILL:           FOOTHILL CAPITAL CORPORATION
                                    11111 Santa Monica Boulevard
                                    Suite 1500
                                    Los Angeles, California 90025-3333
                                    Attn:  Business Finance Division Manager
                                    Fax No. 310.478.9788

          WITH COPIES TO:           BROBECK, PHLEGER & HARRISON LLP
                                    550 South Hope Street
                                    Los Angeles, California 90071
                                    Attn:  Jeffrey S. Turner, Esq.
                                    Fax No. 213.745.3345

          The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 12, other
                                                            ----------
than notices by Foothill in connection with Sections 9504 or 9505 of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by Foothill in connection with Sections 9504 or 9505 of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted telefacsimile or other similar method set forth above.

      13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

          THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN AN ANOTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY
            --------  -------
COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT FOOTHILL'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND, OR WHERE IT IS NECESSARY TO BRING SUIT IN ORDER TO OBTAIN SUBJECT-MATTER JURISDICTION. EACH OF BORROWER AND FOOTHILL WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13. BORROWER AND FOOTHILL HEREBY WAIVE THEIR
                     ----------
RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OF BORROWER AND FOOTHILL REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

      14. DESTRUCTION OF BORROWER'S DOCUMENTS.

          All documents, schedules, invoices, agings, or other papers delivered to Foothill may be destroyed or otherwise disposed of by Foothill 4 months after they are delivered to or received by Foothill, unless Borrower requests, in writing, the return of said documents, schedules, or other papers and makes arrangements, at Borrower's expense, for their return.

      15. GENERAL PROVISIONS.

          15.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrower and Foothill.

          15.2 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties;

provided, however, that Borrower may not assign this Agreement or any rights or
--------  -------
duties hereunder without Foothill's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Foothill shall release Borrower from its Obligations. Foothill may assign this Agreement and its rights and duties hereunder and no consent or approval by Borrower is required in connection with any such assignment. Foothill reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Foothill's rights and benefits hereunder. In connection with any such assignment or participation, Foothill may disclose all documents and information which Foothill now or hereafter may have relating to Borrower or Borrower's business. To the extent that Foothill assigns its rights and obligations hereunder to a third Person that is an Eligible Transferee, Foothill thereafter shall be released from such assigned obligations to Borrower and such assignment shall effect a novation between Borrower and such third Person.

          15.3 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

          15.4 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Foothill or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

          15.5 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

           15.6 AMENDMENTS IN WRITING. This Agreement can only be amended by a writing signed by both Foothill and Borrower.

           15.7 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

          15.8 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by Borrower or any guarantor of the Obligations or the transfer by either or both of such parties to Foothill of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Foothill is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Foothill is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Foothill related thereto, the liability of Borrower or such guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

          15.9 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in Boston, Massachusetts.


                                            BANYAN SYSTEMS INCORPORATED
                                            a Massachusetts corporation


                                            By:  /s/ Richard M. Spaulding
                                            -----------------------------
                                            Richard M. Spaulding
                                            Title:  V.P. & CFO


                                            FOOTHILL CAPITAL CORPORATION,
                                            a California corporation


                                            By:  /s/ Patricia McLoughlin
                                            -----------------------------
                                            Patricia McLoughlin
                                            Title:  SVP